UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒Definitive Proxy Statement

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☐Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 24, 2016

Dear Fellow Stockholder:

You are cordially invited to attend Cypress Semiconductor Corporation’s 2016 Annual Meeting of Stockholders. We will hold the meeting on Friday, May 6, 2016 at 10:00 a.m. Pacific Daylight Time, at our principal executive offices located at 198 Champion Court, San Jose, California 95134. We look forward to your attendance in person or by proxy at the meeting.

Please refer to the Proxy Statement for detailed information on each of the proposals to be presented at the Annual Meeting. Your vote is important, and we strongly urge you to cast your vote whether or not you plan to attend the Annual Meeting.

If you are a stockholder of record, meaning that you hold shares directly with Computershare Trust Company, N.A., the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. If you hold stock in a brokerage account or in “street name” and wish to the attend the Annual Meeting in person, you will also need to bring a letter from your broker reflecting your stock ownership as of the record date, which is March 7, 2016.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers

President and Chief Executive Officer

2016 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Cypress Semiconductor Corporation - 2016 Proxy Statement	i

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CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:    Friday, May 6, 2016

Time:   10:00 a.m. Pacific Daylight Time

Place:   Cypress’s principal executive offices located at 198 Champion Court, San Jose, California 95134

Items of Business:

1.	The election of eight directors to serve on our Board of Directors for a one-year term, and until their successors are elected;
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2016;
3.	Annual advisory vote to approve the compensation of our named executive officers; and
4.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of the 2016 Annual Meeting of Stockholders. This Notice, the 2015 Annual Report and our 2016 Proxy Statement are first being made available to stockholders on or about March 24, 2016.

All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 7, 2016, are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy card or voted by telephone or online. We have provided voting instructions in the attached Proxy Statement on how you can vote your shares at or before the Annual Meeting. The attached Proxy Statement and our 2015 Annual Report to stockholders are also available online at http://www.cypress.com/2015annualreport. You are encouraged to access and review all of the important information contained in these materials prior to voting.

FOR THE BOARD OF DIRECTORS

Pamela L. Tondreau

Corporate Secretary

San Jose, California, March 24, 2016

Cypress Semiconductor Corporation - 2016 Proxy Statement	1

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

The Board of Directors (the “Board”) of Cypress Semiconductor Corporation (sometimes referred to as “we”, “us”, “our”, “the Company” or “Cypress”) is providing these proxy materials to solicit your vote at the 2016 Annual Meeting of Stockholders, or any adjournment or postponement thereof (“Annual Meeting”). The Annual Meeting will be held on Friday, May 6, 2016, at 10:00 a.m. Pacific Daylight Time at our principal executive offices located at 198 Champion Court, San Jose, California 95134. The telephone number at this address is (408) 943-2600.

Why did I receive a one-page notice in the mail regarding online availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (SEC) and in an effort to reduce expenses and provide a convenience to our stockholders, we are furnishing our proxy materials primarily online on or about March 24, 2016. Therefore, instead of mailing a printed copy of our proxy materials to our stockholders, most of our stockholders will receive a Notice of Availability of Proxy Materials (the “Notice”), which provides instructions on how to access and review our proxy materials online, or if preferred, request a paper copy of our proxy materials, including this proxy statement (Proxy Statement), our 2015 Annual Report and a proxy or voting instruction card. The Notice also provides important instructions on how to submit your vote online.

Who may attend the Annual Meeting?

All stockholders and holders of proxies for those stockholders as of March 7, 2016 (the “Record Date”) may attend, as well as other persons invited by Cypress. If you are a stockholder of record, meaning that you hold shares directly with Computershare Trust Company, N.A., the inspector of elections will have your name on a list, and you will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport. Stockholders holding stock in brokerage accounts or in “street name” wishing to attend the Annual Meeting in person will also need to bring a letter from their broker reflecting their stock ownership as of the Record Date.

Who is entitled to vote?

Only Cypress stockholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 310,938,979 shares outstanding of Cypress’s common stock, par value $0.01 per share.

What may I vote on?

You may vote on all items listed below:

1.	The election of eight directors to serve on our Board of Directors for one-year terms, and until their successors are elected;
2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2016;

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

3.	Annual advisory vote to approve the compensation of our named executive officers; and
4.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

What is the difference between a registered stockholder or stockholder of record and a beneficial stockholder?

Registered Stockholder or Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a registered stockholder or a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or you may vote by proxy. Shares you hold in a bank or brokerage account are not generally registered directly in your name.

Beneficial Stockholder: Shares Registered in the Name of a Bank or Broker

If your shares were held in an account at a bank, brokerage firm, dealer, or other similar organization on the Record Date, then you are the beneficial stockholder of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial stockholder, you have the right to instruct your bank or broker on how to vote the shares in your account. You are also invited to attend the Annual Meeting. You will be able to gain entry to the Annual Meeting with any form of government-issued photo identification, along with a copy of a letter from your bank or broker reflecting your stock ownership as of the Record Date.

However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank or broker in advance of the Annual Meeting.

How do I vote and what are the voting deadlines?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name”, you may vote your shares by proxy without attending the Annual Meeting. Depending on how you hold your shares, you may vote your shares in one of the following ways:

Stockholders of Record: If you are a stockholder of record, there are several ways for you to vote your shares.

.	)/ :
By mail	By telephone or online	In person at the Annual Meeting

If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 5, 2016 at 5 p.m. Pacific Daylight Time to be voted at the Annual Meeting.

You may vote your shares by telephone or online by following the instructions provided in the Notice of Online Availability of Proxy Materials. If you vote by telephone or online, you do not need to return a proxy card by mail. Online and telephone voting are available 24 hours a day. Votes submitted by telephone or online must be received by 11:59 p.m. Eastern Time on May 5, 2016.

You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions, or vote by telephone or online by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

Beneficial Stockholders: If you are the beneficial owner of your shares, you should have received the Notice and voting instructions from the bank or broker holding your shares. You should follow the instructions in the Notice and voting instructions to instruct your bank or broker on how to vote your shares. The availability of telephone and online voting will depend on the voting process of the bank or broker. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank or broker in advance of the Annual Meeting giving you the right to vote your shares.

What shares may be voted and how may I cast my vote for each proposal?

You may vote all shares you own as of the close of business on the Record Date. You may cast one vote per share of common stock for each proposal, except that a stockholder voting for the election of directors has the right to cumulate his or her votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares you are entitled to vote, or you may distribute your shares among as many director candidates as you select, provided that your votes cannot be cast for more than eight candidates. If you choose to cumulate your votes, you will need to submit a proxy card or ballot and make an explicit statement of your intent to cumulate your votes, either by indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in “street name” and wish to cumulate your votes, you should contact your bank or broker.

What is the effect of a broker vote?

Banks and brokers who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals even if they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a bank or broker does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the final vote with respect to a particular proposal. Thus, a broker non-vote may impact our ability to obtain a quorum, but will not otherwise affect the outcome of the vote on any proposal that requires a plurality of votes cast (Proposal 1) or an advisory vote (Proposal 3).

How many votes are needed to approve each proposal?

With respect to Proposal 1, the eight director nominees receiving the highest number of “FOR” votes will be elected. You may vote “FOR” all nominees, “WITHHOLD” your vote for all nominees, or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than eight directors. If you hold your shares in “street name”, your bank or broker is not permitted to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

With respect to Proposals 2 and 3, we must receive a “FOR” vote from the majority of shares present and entitled to vote either in person or by proxy in order for such proposal to be approved. Under Delaware law, if you “ABSTAIN” from voting for Proposals 2 and 3 it will have the same effect as an “AGAINST” vote.

Proposal	Vote Required	Broker Vote Allowed

Proposal 1 – Election of eight directors	Plurality of votes cast	No
Proposal 2 – Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2016	Majority of shares entitled to vote and present in person or represented by proxy	Yes
Proposal 3 – Annual advisory vote to approve compensation of our named executive officers	Majority of shares entitled to vote and present in person or represented by proxy	No

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FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the Annual Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your bank or broker) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another time or date.

How can I change my vote or revoke my proxy?

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) returning a later-dated proxy card, or (ii) voting again online or by telephone, as more fully described on your Notice or proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

If your shares are held by a bank or broker, you may change your vote by submitting new voting instructions to your bank, broker, trustee or agent, or, if you have obtained a legal proxy from your bank or broker giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What does it mean if I get more than one Notice, proxy or voting instructions card?

It means you hold shares in more than one registered account. You must vote all of your proxy cards in one of the manners described above (under “How do I vote and what are the voting deadlines?”) to ensure that all your shares are voted.

Who will count the votes?

Representatives of Investor Communication Solutions, a division of Broadridge Financial Solutions, Inc., our mailing agent and tabulation service, will count the votes, and Pamela Tondreau, our Corporate Secretary, will act as the Inspector of Elections. The procedures to be used by the Inspector of Elections are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

Who will pay for the cost of this proxy solicitation?

The cost of soliciting your vote in connection with this Proxy Statement has been, or will be, borne by Cypress. We have requested that banks, brokers and other custodians, agents and fiduciaries send these proxy materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, agents and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

How can I receive the proxy statement and annual report by electronic delivery?

You may sign up for Cypress’s e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by e-mail whenever our annual report or proxy statement is available for viewing online. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or until you cancel your enrollment.

Cypress Semiconductor Corporation - 2016 Proxy Statement	5

FREQUENTLY ASKED QUESTIONS ABOUT THE PROXY MATERIALS AND VOTING

How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the SEC for fiscal year 2015?

Online: Visit our website at www.cypress.com/go/2015annualreport to view the Annual Report online or print a copy.

By Mail: Send a written request for a copy of our Annual Report on Form 10-K to Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a printed copy of our Annual Report on Form 10-K without charge. Our Annual Report on Form 10-K for the fiscal year ended January 3, 2016 was filed with the SEC on March 2, 2016.

How and when may I submit proposals or director nominations for consideration at next year’s annual meeting of stockholders?

For stockholder proposals to be considered for inclusion in our 2017 Proxy Statement pursuant to Rule 14a-8, the written proposal must be received by our Corporate Secretary, at our principal executive offices located at 198 Champion Court, San Jose, California 95134, no later than November 24, 2016, in accordance with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters or nominate director candidates before or at an annual meeting of stockholders. Stockholders who wish to submit a proposal or a director nomination under the Company’s bylaws but not include it in our 2017 proxy statement must deliver written notice to our Corporate Secretary at the address above no earlier than December 26, 2016, and no later than February 7, 2017. Any such proposal or nomination must contain the specific information required by the Company’s bylaws. In the event the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of stockholder proposals in our proxy statement would instead be publicly announced to stockholders and would be a reasonable time before we begin to print and mail our proxy materials. If you are not able to submit your proposal within such time, you may still submit it for consideration for the 2017 Annual Meeting agenda, by submitting it no later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, including Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in any Company-sponsored proxy materials.

If you would like a copy of Cypress’s current bylaws, please write to Corporate Secretary, 198 Champion Court, San Jose, California 95134. A copy is also filed with the SEC and can be accessed at www.sec.gov.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the 2016 Annual Meeting and file a Current Report on Form 8-K announcing the final voting results after the Annual Meeting.

How many copies of the proxy materials will you deliver to stockholders sharing the same address?

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested by the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of proxy materials to stockholders who share an address. You may request separate proxy materials for the 2016 Annual Meeting or for future annual meetings, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134 or by calling (408) 943-2600.

6	Cypress Semiconductor Corporation - 2016 Proxy Statement

ELECTION OF DIRECTORS

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of eight directors is to be elected at the 2016 Annual Meeting. Proxies can only be voted for the number of nominees named in this Proxy Statement. All directors are elected annually and serve a one-year term until the next annual meeting where they or their successors are elected. If you submit a signed proxy card that does not specify how you wish to vote, your shares will be voted for the eight director nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee. As of the time of filing of this Proxy Statement, there were no director candidates recommended by stockholders or stockholder groups beneficially owning 5% of voting common stock for at least one year. All nominees are standing for re-election.

Our Board members are encouraged, but are not required, to attend annual meetings of stockholders. Mr. Rodgers attended and presided over the annual meeting of stockholders in fiscal year 2015. No other Board members attended the annual meeting due to scheduling conflicts and a change to the date of the regularly scheduled Board meeting.

Except as set forth below, each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among our directors and executive officers.

T.J. Rodgers is the founder, president, chief executive officer, and a director of Cypress Semiconductor Corporation. He sits on the board of directors of Cypress’s internal subsidiaries, AgigA Tech, Inc. and Deca Technologies Inc. He is a former member of the board of trustees of Dartmouth College, his alma mater. Mr. Rodgers was a Sloan scholar at Dartmouth, where he graduated as salutatorian with a double major in physics and chemistry. He attended Stanford University on a Hertz fellowship, earning a master’s degree (1973) and a Ph.D. (1975) in electrical engineering. At Stanford, Mr. Rodgers invented, developed and patented VMOS technology. He managed the MOS memory design group at American Megatrends Incorporation, a company specializing in computer hardware and firmware, from 1975 to 1980 before moving to Advanced Micro Devices (AMD), a developer of computer processors and related technologies for business and consumer markets, where he ran AMD’s static RAM product group until 1982, when he founded Cypress.

Qualifications: Complete history of company; expert technical and analytical skills; long-term executive experience; over four decades of experience in the semiconductor industry

Other Public Directorships: None

Former Public Directorships:

SunPower Corporation

Age: 68

Director Since: 1982

W. Steve Albrecht is the Gunnell Endowed Professor of Accounting and a Wheatley Fellow at Brigham Young University (BYU). He served as the associate dean of the Marriott School of Management until July 2008. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to becoming a professor, he worked as an accountant for Deloitte & Touche, an accounting firm. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He is a former trustee of the Financial Accounting Foundation that provides oversight to the Financial Accounting Standards Board (FASB) and the Governmental Accounting Standards Board. He is also a former member of COSO, the organization that developed the internal control framework used by most companies. He has consulted with numerous corporations on fraud, controls and financial reporting issues. He has been an expert witness in several large financial statement fraud cases. Mr. Albrecht holds a bachelor of science degree from BYU, a master’s degree in business administration and a doctorate degree in accounting from the University of Wisconsin.

Qualifications: Extensive experience with controls and financial accounting matters, especially with respect to multi-national companies

Other Public Directorships: Red Hat, SkyWest, Inc.

Former Public Directorships:

SunPower Corporation

Age: 69

Director Since: 2003

Cypress Semiconductor Corporation - 2016 Proxy Statement	7

ELECTION OF DIRECTORS

Eric A. Benhamou is the former chairman and current director of Cypress. He is also the former chairman of the board of 3Com Corporation, a digital electronics manufacturer best known for its computer network infrastructure products. He served as chief executive officer of Palm, Inc., a personal digital assistant and smartphone manufacturer, from October 2001 until October 2003 and as chairman until October 2007. He also served as chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. Mr. Benhamou is currently a member of the board of directors of Finjan Holdings and serves on its audit committee. He is also a member of the board of directors of Silicon Valley Bank and serves on its finance committee. Until 2014, he served on the Stanford University School of Engineering board and as vice chairman of the board of governors of Ben Gurion University of the Negev. He is the managing director of Benhamou Global Ventures, a venture capital firm he established in 2003. Mr. Benhamou holds a master of science degree from Stanford University’s School of Engineering and a diplôme d’ingénieur and doctorate from Ecole Nationale Supérieure d’Arts et Métiers, Paris.

Qualifications: Engineering expertise; extensive experience managing public companies in the technology sector; expertise in venture and other financial transactions

Other Public Directorships: Silicon Valley Bank, Finjan Holdings

Former Public Directorships: 3Com Corporation, Palm, Inc., Netscape, Real Networks

Age: 60

Director Since: 1993

H. Raymond Bingham is the chairman of our board of directors. He previously served as the chairman of the board of Spansion Inc. from 2010 to 2015. In 2016, Mr. Bingham joined Riverwood Capital Management, a private equity firm that invests in high growth technology companies, as an Advisory Director. Prior to joining Riverwood Capital, Mr. Bingham was an Advisory Director with General Atlantic LLC, a global private equity firm, from 2010 to 2015 and a Managing Director from 2006 to 2009, leading the firm’s Palo Alto office. From 1993 to 2005, Mr. Bingham served in executive management roles at Cadence Design Systems, Inc., the world’s leading electronic design automation (EDA) software company. He served as a director of Cadence from 1997 to 2005, and was named Executive Chairman in 2004. Prior to being named Executive Chairman, he served as President and Chief Executive Officer of Cadence from 1999 to 2004 and as Executive Vice President and Chief Financial Officer from 1993 to 1999. During Mr. Bingham’s tenure as Chairman and CEO of Cadence, he helped grow that company’s industry leadership through a series of strategic acquisitions, organic research and development and venture investments. Mr. Bingham also directed Cadence’s global expansion in China, India and Russia.

Mr. Bingham serves on the board of directors of Oracle Corporation and as the Chairman of the board of Flextronics International Ltd. and of the board of TriNet Group, Inc. In 2009, Mr. Bingham was awarded the Outstanding Directors Award by the Financial Times and the Outstanding Directors Exchange. He helped found and serves as a director of the Silicon Valley Education Foundation and is a board member of the National Parks Conservation Association. In 2015, Mr. Bingham became a trustee of the United States Olympic Committee.

Mr. Bingham received a master of business administration degree from the Harvard Business School and a bachelor of science degree in economics (with honors) from Weber State University. In addition, he was awarded an honorary doctorate of humanities from Weber State University.

Qualifications: Extensive and significant senior leadership, with more than 30 years in high tech, chemical engineering, and real estate development, with accomplishments in mergers and acquisitions, global trade and venture capital; extensive and significant senior leadership, industry and financial experience, and service as a public company director since 1979

Other Public Directorships: Flextronics International Ltd., Oracle Corporation, TriNet Group, Inc.

Former Public Directorships: DHI Group, Inc. (formerly known as Dice Holdings, Inc.), Fusion-io, Cadence Design Systems, STMicroelectronics, Spansion Inc.

Age: 70

Director Since: 2015

8	Cypress Semiconductor Corporation - 2016 Proxy Statement

ELECTION OF DIRECTORS

John H. Kispert has over 25 years of management experience within high tech and is an established leader working with corporate and government leaders worldwide, executing mergers and acquisitions, and achieving sustainable corporate growth. Currently, Mr. Kispert is principal of Kispert Associates established in 2015. Prior to that, he was president and CEO of Spansion, Inc. from 2009 until 2015 where he led Spansion’s turnaround out of Chapter 11 bankruptcy in early 2009 into a growing, profitable company that employed nearly 4,000 people worldwide with annual revenues of over $1 billion. In May 2013, Mr. Kispert successfully acquired from Fujitsu its Micro-controller and Analog business. In March 2015, he completed the merger of Spansion Inc. with Cypress. Prior to joining Spansion, John spent thirteen years in a number of executive roles at KLA-Tencor including president, COO and CFO and helped lead the semiconductor equipment company’s growth from $300 million in annual revenues to over $3 billion. Before his tenure at KLA-Tencor, Mr. Kispert held several senior management positions with IBM. Mr. Kispert completed his undergraduate work at Grinnell College where he played basketball for four years and graduated with a bachelor’s degree in political science. Mr. Kispert received his MBA from the University of California, Los Angeles.

Qualifications: Extensive leadership, industry, financial and operational experience and a thorough knowledge of the semiconductor business, strategy and operations, including that of Spansion Inc., the Company’s wholly-owned subsidiary

Other Public Directorships: Extreme Networks, Inc., Gigamon Inc. and TriNet Group, Inc.

Former Public Directorships: Spansion Inc.

Age: 52

Director Since: 2015

O.C. Kwon served as chief executive officer of SK Hynix Semiconductor, a South Korean memory semiconductor supplier of dynamic random access memory (DRAM) chips and flash memory chips, from 2010 to 2013. Following his retirement from SK Hynix in 2013, Mr. Kwon has continued to serve as a senior advisor of SK Hynix. Mr. Kwon spent almost 30 years at SK Hynix (formerly Hyundai Electronics) in a number of executive roles, including President of Hynix Neumonics Semiconductor, a joint venture between SK Hynix and ST Microelectronics, in Wuxi, the People’s Republic of China, from 2009 to 2010, and senior vice president of strategic planning and corporate relations of SK Hynix Semiconductor from 2003 to 2009. Mr. Kwon also served on the board of directors of SK Hynix from 2006 to 2013 and of Spansion Inc. from 2014 to 2015. Mr. Kwon has served as an economic advisor to the Jiangsu Provincial Government, People’s Republic of China, since 2011, and as chairman of the Korea Semiconductor Industry Association from 2011 to 2013. Mr. Kwon holds a bachelor of arts degree in international economics from Seoul National University, South Korea.

Qualifications: Significant senior leadership, industry, financial and operational experience, international experience and extensive business development experience in the semiconductor industry

Other Public Directorships: None

Former Public Directorships: Spansion Inc.

Age: 57

Director Since: 2015

Wilbert van den Hoek retired from Novellus Systems, Inc., a semiconductor equipment manufacturer, in 2008, where he was executive vice president and chief technology officer. He also served as president and chief executive officer of Novellus Development Company, LLC, a wholly-owned subsidiary of Novellus Systems, Inc. from 2005 until 2008. He joined Novellus Systems, Inc. in 1990 and served in various senior executive positions until his retirement in 2008. From 1980 to 1990, he held various positions at Philips Research Laboratories, a global organization that helps introduce meaningful innovation to improve people’s lives. From 2004 until 2006 when the company went public, he served on the board of directors of Neah Power Systems, Inc., a developer of innovative, long-lasting, efficient and safe power solutions for military, transportation and portable electronics applications. Since 2005, he has served on the technical advisory boards of various organizations, including Cavendish Kinetics, Inc., a fabless supplier of tunable components for RF circuits, Innopad, Inc., a manufacturer of polishing pads for use in semiconductor manufacturing, Innovent Technologies, LLC, a manufacturer of customized substrate handling products for the semiconductor, LED and solar panel industries, and Process Relations, an independent software vendor and consulting company specializing in supporting customers develop and transfer high-tech manufacturing processes in various markets including the semiconductor market. Mr. van den Hoek received a doctorandus degree cum laude in chemistry from the Rijks Universiteit Utrecht, The Netherlands in December 1979.

Qualifications: Extensive experience as a senior executive, consultant and director in the semiconductor industry and other high technology companies; thorough understanding of semiconductor industry business models and competition

Other Public Directorships: Intermolecular, Inc.

Former Public Directorships: None

Age: 59

Director Since: 2011

Cypress Semiconductor Corporation - 2016 Proxy Statement	9

ELECTION OF DIRECTORS

Michael S. Wishart served as a managing director and advisory director of Goldman, Sachs & Co. from 1999 until he retired in June 2011. Since his retirement, Mr. Wishart has provided strategic and business consulting as the president of Roehampton Road, LLC and since June 2015, he has served as chief executive officer of efabless corporation, an early stage company creating a platform for community-based design of semiconductors. From 1991 to 1999, he served as managing director, including as head of the global technology investment banking group for Lehman Brothers. From 1978 to 1992 he held various positions in the investment banking division at Smith Barney, Harris Upham & Co. Mr. Wishart holds a bachelor of science from St. Lawrence University and a masters in business administration from the Stanford Graduate School of Business. He served on the board of directors of Spansion Inc. from 2013 to 2015.

Qualifications: Extensive experience advising technology companies as an investment banker

Other Public Directorships: None

Former Public Directorships: Spansion Inc., Brooktree Corporation

Age: 61

Director Since: 2015

In addition to the biographical information above regarding each nominee’s specific experience, attributes, positions and qualifications, we believe that each of our director nominees has performed his duties with critical attributes such as honesty, integrity, diligence and an adherence to high ethical standards. In addition, each of our current directors has demonstrated strong business acumen and an ability to exercise sound judgment, as well as a commitment to the Company and its core values. Finally, we value their significant leadership and experience on other public company boards and board committees.

Required Vote

The eight nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors to serve until our next annual meeting, where they or their successors will be elected. Votes withheld from this proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

☑   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

10	Cypress Semiconductor Corporation - 2016 Proxy Statement

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2017 subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the 2016 Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will also be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress by PricewaterhouseCoopers LLP for fiscal years 2014 and 2015 were pre-approved by the Audit Committee and were as follows:

Services	2014	2015
Audit Fees	$2,773,300	$5,740,000
Audit-Related Fees	—	$17,000
Tax Fees	$742,800	$1,790,000
All Other Fees	—	—
Total	$3,516,100	$7,547,000

Audit Fees. Includes fees associated with the annual audit of our financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, assistance with and review of other documents we file with the SEC, and statutory audits required internationally. The fees for fiscal year 2015 include fees related to business combination accounting for our merger with Spansion Inc. (“Spansion”) in the first quarter of fiscal year 2015. The significant increase in audit fees between fiscal year 2014 and fiscal year 2015 was primarily due to the merger with Spansion.

Audit-Related Fees. Audit-related services principally include employee benefit plan audits, and accounting consultations not associated with the regular audit.

Tax Fees. Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services on acquisitions, and international tax consulting. The fees for fiscal years 2014 and 2015 include fees related to our recent merger with Spansion.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit services, audit-related services, tax, and other services performed by the Company’s independent registered public accounting firm. With the exception of certain de-minimis amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Cypress Semiconductor Corporation - 2016 Proxy Statement	11

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2017.

☑   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

12	Cypress Semiconductor Corporation - 2016 Proxy Statement

ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL THREE

ANNUAL ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (NEO) as disclosed in this Proxy Statement in accordance with SEC rules. We are providing this proposal for the vote of our stockholders pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success and have played a material role in our ability to drive strong financial results and attract and retain an experienced, successful team to manage our Company. Under these programs, our named executive officers are rewarded for achieving specific annual, long- and short-term and strategic, corporate goals, and realizing increased stockholder value. Please read the “Compensation Discussion and Analysis (CD&A)” section of this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of aligning our executive compensation structure with our stockholders’ interests and current market practices. We have asked for stockholder advisory votes on the compensation of our named executive officers annually since 2011 and the overall approval percentage by our voting stockholders for each proxy year is shown below:

Proxy Year	Stockholder Approval Percentage
2011	95%
2012	98%
2013	53%
2014	86%
2015	97%

In fiscal year 2015, we gave no base salary increases to the NEOs, other than the CFO, the annual incentive program paid out at 6% of salary or less, and only one of three of the fiscal year 2015 performance goals for our long-term performance-based equity awards was achieved. We believe this demonstrates that our compensation program and incentive plans are functioning as intended, resulting in alignment between realized pay and Company performance. Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for greater details.

In closing, we are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table and the other related tables and disclosure pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

☑   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED

IN THIS PROXY STATEMENT.

Cypress Semiconductor Corporation - 2016 Proxy Statement	13

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Our business, assets and operations are managed under the direction of our Board of Directors (“Board”). Members of our Board are kept informed of our business through discussions with our chief executive officer, our chief financial officer, our executive officers, our general counsel, members of management and other Company employees as well as our independent auditors, and by reviewing materials provided to them and participating in meetings of the Board and its committees.

In addition to its management function, our Board remains committed to strong and effective corporate governance, and, as a result, it regularly monitors our corporate governance policies and practices to ensure we meet or exceed the requirements of applicable laws, regulations and rules, the NASDAQ listing standards, as well as the best practices of other public companies.

The Company’s long-standing corporate governance program features the following:

•	a strong independent chairman of the Board, whose duties and responsibilities are set forth in our Bylaws;
•	a Board that is up for election annually and has been for over 30 years;
•	all of our directors, other than our CEO, are independent;
•	we have no stockholder rights plan in place;
•	regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;
•	Board committees that are comprised of and chaired solely by independent directors and that operate under our charters that are publicly available on our website;
•	a Board that enjoys unrestricted access to the Company’s management, employees and professional advisers;
•	regular executive sessions among our non-employee and independent directors;
•	a risk management program with specific responsibilities assigned to management, the Board, and the Board’s committees;
•	a clear Code of Business Conduct and Ethics that is reviewed annually for best practices;
•	a clear set of Corporate Governance Guidelines that is reviewed annually for best practices;
•

a Clawback Policy that requires the return of performance-based compensation payments to the Company by any executive engaged in (i) fraud, theft, misappropriation, embezzlement or dishonesty, (ii) intentional misconduct related to the Company’s financial reporting, or (iii) in the event of a material negative revision of any financial or operating measure on which performance-based compensation was paid out to such executive;

•	a long history of no perquisites for our directors and executive officers;
•	the Compensation Committee’s engagement of an independent compensation consultant; and
•	a director/committee self-evaluation process allowing the directors to provide additional feedback on the Board’s performance and other matters related to the Company.

In addition to the features above, we have a long-standing stock ownership requirement to ensure that our directors and executives remain aligned with the interests of the Company and its stockholders.

Stock Ownership Requirements

We believe the stock ownership of our directors and NEOs is on the higher end of our peer group. Together, our directors and NEOs beneficially owned 6.26% of our outstanding common stock as of February 29, 2016 - an amount that we believe is significantly greater than the directors and NEOs of most companies in our peer group. See “Security Ownership of Certain Beneficial Owners and Management” for share ownership details.

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CORPORATE GOVERNANCE

Effective March 1, 2014, the Board increased our stock ownership requirements. The table below summarizes the stock ownership policy and status among our directors and NEOs as of February 29, 2016.

	Stock Ownership Requirement	Shares Actually Held
Chief Executive Officer	6X base compensation	123X base compensation
All Other Named Executive Officers	4X base compensation	6X – 12X base compensation
Non-Employee Directors	30,000 shares	31,805-1,130,294 shares

As a result of such requirements, our directors and NEOs will continue to hold a substantial amount of their net worth in shares of Cypress common stock, and maintain an even stronger alignment with the Company and our stockholders.

Executive Officers. Our CEO is required to own Company common stock having a value of at least six times his annual base salary. Common stock only includes shares directly owned and does not include any granted equity awards, even if vested and in the money. Our NEOs, other than our CEO, are required to own Company stock at least four times their annual base salary. Individuals have three years to meet the stock ownership requirement. If the stock ownership requirement is not met after three years, then the executive must hold all future shares that vest (net of taxes) until the stock ownership requirements are met. All of our NEOs, excluding Mr. McCranie, meet the stock ownership requirements. Mr. McCranie is no longer employed by the Company and therefore is no longer required to meet the stock ownership requirements.

Directors.  Our non-employee directors are required to own at least 30,000 shares of common stock of the Company, which is approximately five times their annual retainer. All of our non-employee directors meet the stock ownership requirements.

Policy on Derivative Trading

The Company has a long-standing insider trading policy which regulates trading by all personnel of Cypress and its subsidiaries, including our NEOs and Board members and prohibits all employees and Board members from trading on material, non-public information. Our policy explains when transactions in Cypress stock are permitted and provides that insiders may engage in transactions in Cypress stock only during pre-established trading windows. The policy also sets forth certain types of prohibited transactions. Specifically, no Company director, employee, agent or contractor may engage in short sales or hedging activity of any kind. This includes buying put options on the Company’s stock.

Policy on Pledging

In response to stockholder concerns about the prior pledging activity of Mr. Rodgers, management and the Board engaged in significant discussions among themselves, and with the Company’s stockholders as part of its annual investor outreach program, regarding Cypress’s policy and practices in this area. As a result of those discussions, the Company developed and adopted a written pledging policy in fiscal year 2014. For a more detailed discussion regarding the Company’s policy on pledging, see “Compensation Discussion and Analysis (CD&A) - Pledging Policy.”

Communications from Stockholders and Other Interested Parties

The Board will give appropriate attention to written communication on valid business or corporate governance issues that are submitted by stockholders and other interested parties, and will respond as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of our Board, with the assistance of the corporate secretary and internal legal counsel, is primarily responsible for monitoring communications from stockholders and other interested parties, and will provide copies or summaries of such communications to the other directors as the chairman considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of our Board considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any relevant business topic to the Board may do so by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134 or sending an e-mail to CYBOD@cypress.com.

Cypress Semiconductor Corporation - 2016 Proxy Statement	15

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines provide the structure and other policies related to our Board. It covers, among other topics:

•	director independence;
•	Board structure and composition, including the designated Board committees;
•	Board member nomination and eligibility requirements;
•	Board leadership and executive sessions;
•	limitations on other Board and committee service;
•	director responsibilities;
•	Board and committee resources, including access to management and employees;
•	director compensation;
•	director orientation and ongoing education;
•	succession planning; and
•	Board and committee self-evaluations.

Our current Corporate Governance Guidelines and our Code of Business Conduct and Ethics are posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Board Structure

Prior to the merger with Spansion, Inc. (“Spansion”), our Board of Directors was comprised of seven directors, all of whom were independent except for our chief executive officer, T.J. Rodgers. After our merger with Spansion in March 2015, our Board of Directors was comprised of eight directors, all of whom were independent except for our chief executive officer, T.J. Rodgers. Eric A. Benhamou served as chairman of our Board prior to the merger with Spansion. Following our merger with Spansion on March 12, 2015, Ray Bingham served as Chairman of the Board. Our Board’s general policy, as stated in our Corporate Governance Guidelines, is that separate persons should hold positions of chairman of the Board and chief executive officer to enhance the Board’s oversight of management. This leadership structure enhances accountability of our chief executive officer to the Board, provides a balance of power on our Board and encourages thoughtful decision-making. We also separate the roles in recognition of the differences in roles. While the chief executive officer is responsible for the day-to-day leadership of the Company and the setting of strategic direction, the chairman provides guidance to the Board and sets the agenda for and presides over Board meetings as well as meetings of the Board’s independent directors. The chairman also provides performance feedback on behalf of the Board to our chief executive officer.

Board Meetings and Executive Sessions.    Executive sessions of independent directors are held after each regularly scheduled meeting of our Board and at other times as deemed necessary by our directors. In fiscal year 2015, our Board held four regularly scheduled meetings, and every director attended all such Board meetings, including in each case, the executive sessions. The Board also held seventeen special meetings during fiscal year 2015. During fiscal year 2015, Mr. Benhamou, our chairman of the Board from December 29, 2014 through March 11, 2015, and Mr. Bingham, our chairman of the Board since March 12, 2015, presided over all executive sessions of our directors. The Board’s policy is to hold executive sessions without the presence of management, including the chief executive officer. Except for the Operations Committee, the committees of the Board also meet in executive session at the end of each committee meeting. Members of the Operations Committee provide feedback to management following their attendance at the Company’s quarterly operations reviews.

Our directors are expected to attend each of the regularly scheduled board meetings. For that reason, the Board’s calendar is set in advance to ensure that all directors can attend all such meetings.

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CORPORATE GOVERNANCE

Determination of Independence.   The Board has adopted the definition of “independence” as described under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (also referred to as the “Exchange Act”) and NASDAQ Listing Rule 5605. In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of the SEC, the Board determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completed a questionnaire, with questions tailored to the NASDAQ Listing Rules, as well as the securities law requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Bingham, Kispert, Kwon, van den Hoek and Wishart is independent as determined under our Corporate Governance Guidelines, the listing rules of the NASDAQ and the Exchange Act. The Board determined that Mr. T.J. Rodgers, our president and chief executive officer, is not independent by virtue of his employment and position at Cypress. Apart from Mr. Rodgers and Mr. Bingham, no other director has a relationship with Cypress other than through his membership on the Board and its committees. Mr. Bingham serves on the board of directors of Flextronics International Ltd., which is a customer of Cypress. The Board determined that these relationships and transactions for Mr. Bingham do not conflict with the elements of independence set forth in the NASDAQ Listing Rules.

Board’s Role in Risk Management Oversight

Among the responsibilities of our Board of Directors is the oversight, review and management of the Company’s various sources of risk. The Board addresses this risk, in part, through its engagement with our chief executive officer and various members of management and the Company’s outside consultants. Directors also discuss risk as a part of their review of the ongoing business, financial, and other activities of the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans regularly.

In the majority of cases, the Board implements its risk oversight responsibilities primarily through its various committees, which receive input from management on the potentially significant risks the Company faces and how the Company seeks to control, manage and mitigate risk where appropriate. If the report is deemed significant, the chairman of the relevant committee reports on the committee discussion to the Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Board’s four committees (Audit, Compensation, Nominating and Corporate Governance and Operations) oversee those risks that are most appropriate to their charters. For example, the Audit Committee oversees risks related to internal controls, financial reporting, fraud, insurance, treasury, ethics and compliance, and litigation. The Audit Committee also oversees the activities of the Internal Audit Department that independently assesses, audits and monitors risk throughout the Company. The Compensation Committee oversees risks related to our cash and equity compensation programs, perquisites and use of Company equity. The Nominating and Governance Committee oversees risks related to corporate governance, the composition of our board of directors and its committees, executive management and business ethics of the Company. The Operations Committee, primarily through attending quarterly operations review meetings, oversees risks related to operations, product development, supply chain and customers.

Cypress Semiconductor Corporation - 2016 Proxy Statement	17

CORPORATE GOVERNANCE

The foregoing committees, including the membership and functions of each committee at the end of fiscal year 2015 are described in the table below with additional details following the table:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee
T.J. Rodgers
W. Steve Albrecht	Chairman		Member
Eric A. Benhamou	Member	Chairman	Member
H. Raymond Bingham		Member	Chairman
John Kispert				Chairman
O.C. Kwon
Wilbert van den Hoek		Member		Member
Michael S. Wishart	Member	Member

The Audit Committee.  Prior to the merger with Spansion, Messrs. Albrecht, Benhamou and Shermann served on our Audit Committee and each of whom was determined to be independent as defined under the NASDAQ Listing Rules. Following the merger with Spansion in March 2015, the Audit Committee consists of Messrs. Albrecht, Benhamou and Wishart, each of whom was determined to be independent as defined under the NASDAQ Listing Rules. The Audit Committee operates under a written charter adopted by our Board, and reviewed annually by the Audit Committee. The Audit Committee’s charter was established in accordance with Exchange Act Rule 3(a)(58)(A) and is available on our website at http://investors.cypress.com/corporate-governance.cfm.

The Board determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise as required under the NASDAQ Listing Rules. While our Board designated Mr. Albrecht as the “audit committee financial expert” in accordance with the requirements of the Securities and Exchange Commission (SEC) and NASDAQ Listing Rules, all of the members of our Audit Committee meet the qualifications for an audit committee financial expert.

The responsibilities of our Audit Committee and its activities during fiscal year 2015 are described in its charter and the Report of the Audit Committee contained in this Proxy Statement.

The Audit Committee, through delegation by the Board, has overall responsibility for:

•	reviewing and approving the scope of the annual audit and the adequacy of the Audit Committee charter;
•	assisting the Board in the oversight of the Company’s compliance with legal and regulatory requirements;
•	meeting separately with our independent registered public accounting firm, internal auditors, and our senior management to identify, assess, manage and mitigate areas of risk for the Company;
•	overseeing and reviewing our accounting and financial reporting processes, annual audit and matters relating to the Company’s internal control systems, as well as the results of the annual audit;
•	ensuring the integrity of the Company’s financial statements;
•	overseeing the outside auditor’s performance, qualifications and independence issues;
•	preparing a report of the Audit Committee to be included in the Company’s annual proxy statement;
•	pre-approving all proposed services and related fees to be paid to our independent registered public accounting firm;
•	providing input on the risk assessment processes in the Company, which forms the basis of the annual audit plan;
•	overseeing the Company’s whistleblower policy and reporting function; and
•	reviewing SEC filings, earnings releases and other forms of significant investor communications.

The Audit Committee met nine times in fiscal year 2015 and each time met in executive session independently with each of management, our internal audit team and PricewaterhouseCoopers, our independent registered public accounting firm.

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CORPORATE GOVERNANCE

The Compensation Committee.   Prior to the merger with Spansion, Messrs. Benhamou, Long and Mao each served on our Compensation Committee. Each of them, at the time they served, was an independent director under the NASDAQ Listing Rules, including the heightened independence standard set forth in NASDAQ Rule 5605(d)(2)(A). Following the merger with Spansion, the Compensation Committee consists of Messrs. Benhamou, Bingham, van den Hoek and Wishart, each of whom is determined to be independent under the NASDAQ Listing Rules. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors and executive officers, the preparation of the annual report on executive compensation for inclusion in our proxy statement and oversight of the Company’s compensation and equity programs.

The Compensation Committee regularly considers the risks associated with our compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Compensation Committee reviews our compensation programs to avoid certain design features that have been identified by experts as having the potential to encourage excessive risk-taking. Instead, our compensation programs are designed to encourage employees to take appropriate risks and encourage behaviors that enhance sustainable value creation in furtherance of the Company’s business, but do not encourage excessive risk and accordingly are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that because we closely link our variable compensation with attaining performance objectives, we are encouraging our employees to make decisions that should result in positive short- and long-term returns for our business and our stockholders without providing an incentive to take unnecessary risks. In fulfilling its responsibilities, the Committee may, to the extent permitted under applicable law, the NASDAQ Listing Rules, the rules of the SEC and the Internal Revenue Code, and the Company’s Certificate of Incorporation and Bylaws, delegate any or all of its responsibilities to a subcommittee of the Committee. The Compensation Committee, with the assistance of Pearl Meyer, an independent compensation consultant, intends to continue, on an on-going basis, a process of thoroughly reviewing our compensation policies and programs to ensure that our compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee meets in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

The Compensation Committee, through delegation by the Board, has overall responsibility for:

•

establishing the specific performance objectives for our executive officers, including the chief executive officer, and subsequently evaluating their compensation based on achievement of those objectives;

•	formulating, implementing, reviewing, approving, and modifying the compensation of the Company’s directors and senior management;
•	recommending to the Board for approval the Company’s compensation plans, policies and programs, and administering such approved compensation plans, policies and programs;
•	reviewing and approving the Company’s CD&A for inclusion in the proxy;
•	reviewing and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees;
•	reviewing the annual benefit changes made by the Company with respect to its employees;
•	overseeing the process of providing feedback to the chief executive officer on his performance;
•	overseeing the stock plans of the Company and its subsidiary companies;
•	overseeing and monitoring executive succession planning for the Company;
•	conducting a periodic risk analysis of the Company’s compensation policies and programs; and
•	establishing the Company’s derivative trading and pledging policy and overseeing compliance with such policies.

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CORPORATE GOVERNANCE

In discharging its duties, the Compensation Committee selects and retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company. In fiscal year 2015, the Compensation Committee retained the services of Pearl Meyer and Buck Consultants, LLC for various compensation-related services, including comparing our director compensation with the compensation of directors of our peer group companies.

The Compensation Committee held fourteen meetings during fiscal year 2015. The Report of the Compensation Committee is contained in this Proxy Statement. The charter for our Compensation Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

The Nominating and Corporate Governance Committee.    Prior to the merger with Spansion, Messrs. Albrecht, Long and van den Hoek each served on our Nominating and Corporate Governance Committee. Each of them was determined at the time they served to be independent directors under the NASDAQ Listing Rules. Following the merger with Spansion, the Nominating and Corporate Governance Committee consists of Messrs. Albrecht, Benhamou and Bingham, each of whom is determined to be independent under the NASDAQ Listing Rules. The purpose of the Nominating and Corporate Governance Committee is to:

•	determine the skills, education and experiences the Board needs to most effectively meet its responsibilities;
•	as part of its risk management, ensure the Board has the requisite mix of skills and expertise to competently oversee the operations of the Company;
•	identify and evaluate individuals qualified to become Board members;
•

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company;

•	develop, maintain and recommend to the Board a set of corporate governance principles;
•	oversee the annual self-evaluation process of the Board and the Board committees;
•	ensure that stockholder proposals, when approved, are implemented as approved;
•	make recommendations to the Board on Board committee membership; and
•	oversee the director’s continuing education program.

With respect to board size, membership and nomination, the Nominating and Corporate Governance Committee is responsible for regularly assessing the size and composition of the Board and identifying exceptional director candidates in the event a vacancy occurs due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members, professional outside consultants and other third-party trusted sources. Through the process of identification and evaluation of potential director candidates, the Nominating and Corporate Governance Committee seeks to achieve a balance of experience, a broad knowledge base, integrity and capability on the Board.

Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background materials are provided on a timely basis (see “How and when may I submit proposals or director nominations for consideration at next year’s annual meeting of stockholders?” in the “Frequently Asked Questions About The Proxy Materials And Voting” section of this Proxy Statement for additional details). No such stockholder recommendations were received for consideration at this year’s Annual Meeting of Stockholders.

20	Cypress Semiconductor Corporation - 2016 Proxy Statement

CORPORATE GOVERNANCE

The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines, established by the Nominating and Corporate Governance Committee and set forth in applicable securities laws, regardless of whether or not a potential candidate was recommended by a stockholder, the Board, management or other third party. These criteria include, at a minimum, the candidate’s skills, attributes, character and integrity, professional experience, general business and semiconductor industry expertise, leadership profile, domestic or international expertise, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the skill set, background and qualifications of our directors, considered as a group, should provide a critical composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities and act in the best interest of the Company and its stockholders.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meeting from time-to-time to assess the real or potential needs of the Board as well as evaluate biographical information and background material relating to potential candidates and, if appropriate, conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Assuming that appropriate biographical and background material are provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by the Board to our stockholders. The assessment is made in the context of the perceived needs of the Board at the time of the evaluation.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines or those previously identified by the Committee. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in the proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2015.

The Nominating and Corporate Governance Committee held seven meetings during fiscal year 2015. The charter for our Nominating and Corporate Governance Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

The Operations Committee. Prior to the merger with Spansion, Mr. van den Hoek served on our Operations Committee. He was determined at the time of service to be independent under the NASDAQ Listing Rules. Following the merger with Spansion, the Operations Committee consists of Messrs. Kispert and van den Hoek, each of whom is determined to be independent under the NASDAQ Listing Rules. The purpose of the Operations Committee is to:

•	provide advice and counsel to management regarding the Company’s business operations;
•	review strategic proposals related to the Company’s operations; and
•	present to management of the Company and the Board an independent assessment of Cypress’s business operations and practices.

To discharge their responsibilities, members of the Operations Committee attend various quarterly operations reviews and meet regularly with various members of the Company’s senior management. The charter of the Operations Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

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CORPORATE GOVERNANCE

Printed copies of the Corporate Governance Guidelines document, the Code of Business Conduct and Ethics, and the charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Operations Committee are also available to any stockholder upon written request to the Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

22	Cypress Semiconductor Corporation - 2016 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Non-Employee Director Cash Compensation

Cypress’s non-employee directors are paid an annual fee for serving on the board, plus additional fees based on their committee service. Cash fees have not changed since 2009. The table below shows the cash compensation for non-employee board members in fiscal year 2015.

Position	2015 Annual Fees ($)[1]
Non-employee director retainer	50,000
Board chairman	30,000
Audit Committee chairman	20,000
Audit Committee member	15,000
Compensation Committee chairman	15,000
Compensation Committee member	10,000
Nominating and Corporate Governance Committee chairman	5,000
Nominating and Corporate Governance Committee member	5,000
Operations Committee	2,500[2]
1. Excluding the Operations Committee fees, which are paid per meeting.
2. Fee paid for each of the Company’s quarterly operations meetings attended.

In addition to the retainer and meeting fees described above, non-employee directors are also reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at board and committee meetings, business events on behalf of Cypress, and seminars and programs on subjects related to their responsibilities.

Non-Employee Director Equity Compensation

Non-Employee Director Equity Compensation was increased in fiscal year 2015 from an equity award with a grant date value of approximately $175,000 to an equity award grant date value of approximately $200,000. Upon their initial appointment to the board, each non-management director is granted an equity award with a grant date value of approximately $200,000, which vests annually over three years. Directors who are elected at Cypress’s annual stockholders meeting receive an equity grant equal to approximately $200,000, which vests the day before the next annual stockholders meeting (which we refer to as the annual equity grant). Any new director appointed by the board in between annual stockholder meetings will receive the annual equity grant, but with a value that is pro-rated for the number of months the director serves until the next annual stockholders meeting. All such awards are subject to the limitations set forth in Cypress’s stock plan.

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DIRECTOR COMPENSATION

Director Compensation

Fiscal Year Ended January 3, 2016

Director	Year	Fees Earned or Paid in Cash[1] ($)	Stock Awards[1] ($)	Option Awards[2] ($)	All Other Compensation ($)	Total ($)
W. Steve Albrecht[3]	2015	78,750	199,997	—	—	278,747
Eric A. Benhamou[4]	2015	92,596	199,997	—	—	292,593
H. Raymond Bingham[5]	2015	76,195	405,656	—	—	481,851
John H. Kispert[6]	2015	39,972	405,656	—	—	445,628
O.C. Kwon[7]	2015	39,972	405,656	—	—	445,628
James R. Long[8]	2015	14,233	—	—	—	14,233
Robert Y.L. Mao[9]	2015	12,199	—	—	—	12,199
J.D. Sherman[10]	2015	13,215	—	—	—	13,215
Wilbert van den Hoek[11]	2015	161,514	199,997	—	—	361,511
Michael S. Wishart[12]	2015	59,464	405,656	—	—	465,120

1. The value reported in the “Stock Awards” column represents the aggregate grant date fair value of awards granted in fiscal year 2015, as determined pursuant to ASC 718. The amount shown for each director reflects the grant date fair value of a grant for 15,302 shares made on May 15, 2015, except for Messrs. Bingham, Kispert, Kwon and Wishart, who received an additional 13,116 shares for each of their respective initial director grants upon their joining the board in March 2015. The value shown in this column represents actual delivered value prior to the payment of taxes. The directors had the following number of unvested restricted stock units at the end of fiscal year 2015: Mr. Albrecht, 15,302 shares; Mr. Benhamou, 15,302 shares; Mr. Bingham, 26,462 shares; Mr. Kispert, 26,462 shares; Mr. Kwon, 26,462 shares; Mr. van den Hoek, 15,302 shares; and Mr. Wishart, 26,462 shares.

2. No stock option awards were granted to directors in fiscal year 2015. The following aggregate number of option awards was outstanding at the end of fiscal year 2015: Mr. Benhamou, 82,404 shares; Mr. Bingham, 363,636 shares (all of which were Spansion awards for his service as a Spansion director); Mr. Kispert, 5,481,802 shares (all of which were Spansion awards for his services as the Chief Executive Officer and President of Spansion); and Mr. Wishart, 34,398 shares.

3. Fees Earned includes a $50,000 Board retainer fee, $20,000 Audit Committee chairman fee, $3,750 Audit Committee member fee (pro-rated from the beginning of fiscal year 2015 through March 11, 2015), and $5,000 Nominating and Corporate Governance Committee member fee.

4. Fees Earned includes a $50,000 Board retainer fee, $6,099 for Board chairmanship (pro-rated from the beginning of fiscal year 2015 through March 11, 2015), $15,000 Audit Committee member fee, $15,000 Compensation Committee chairman fee, $2,500 Compensation Committee member fee (pro-rated from the beginning of fiscal year 2015 through March 11, 2015), and $3,997 Nominating and Corporate Governance Committee member fee (pro-rated to Mr. Benhamou’s March 12, 2015 start date on the Corporate Governance Committee).

5. Fees Earned includes a $39,972 Board retainer fee (pro-rated to Mr. Bingham’s March 12, 2015 start date on the Board), $23,984 for Board chairmanship, $23,984 for Board chairmanship (pro-rated to Mr. Bingham’s March 12, 2015 tart data as chairman of the Board), $7,995 Compensation Committee member fee (pro-rated to Mr. Bingham’s March 12, 2015 start date on the Compensation Committee), $3,997 for Nominating and Corporate Governance Committee chairman fee (pro-rated to Mr. Bingham’s March 12, 2015 start date as chairman of the Corporate Governance Committee), and $247 Nominating and Corporate Governance Committee member fee (pro-rated from the beginning of fiscal year 2015 through March 11, 2015).

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DIRECTOR COMPENSATION

6. Fees Earned includes a $39,972 Board retainer fee (pro-rated to Mr. Kispert’s March 12, 2015 start date on the Board).
7. Fees Earned includes a $39,972 Board retainer fee (pro-rated to Mr. Kwon’s March 12, 2015 start date on the Board).

8. Fees Earned includes a $10,165 Board retainer fee, $2,034 Compensation Committee member fee, $1,017 Nominating and Corporate Governance Committee chairman fee, and a $1,017 Nominating and Corporate Governance committee member fee (each pro-rated for Mr. Long’s service on the Board and the committees from the beginning of the fiscal year through March 11, 2015).

9.  Fees Earned includes a $10,165 Board retainer fee and a $2,034 Compensation Committee member fee (each pro-rated for Mr. Mao’s service on the Board and the Compensation Committee from the beginning of the fiscal year through March 11, 2015).

10.  Fees Earned includes a $10,165 Board retainer fee and a $3,050 Audit Committee member fee (each pro-rated for Mr. Sherman’s service on the Board and the Audit Committee from the beginning of the fiscal year through March 11, 2015).

11. Fees Earned includes a $50,000 Board retainer fee, $7,997 Compensation Committee member fee (pro-rated to Mr. van den Hoek’s March 12, 2015 start date on the Compensation Committee), $1,017 Nominating and Corporate Governance Fee (pro-rated from Mr. van den Hoek’s service on the committees from the beginning of the fiscal year through March 11, 2015), and $102,500 for his attendance at the Company’s quarterly operations meetings during fiscal year 2015.

12. Fees Earned includes a $39,972 Board retainer fee, $11,992 Audit Committee member fee and $7,500 Compensation Committee member fee (each pro-rated to Mr. Wishart’s March 12, 2015 start date on the Board, Audit Committee and Compensation Committee).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding common stock beneficially owned as of February 29, 2016 (which includes any equity shares that have vested or will vest within 60 days thereof) as well as those shares that were actually owned as of February 29, 2016 for:

•	each of our directors;
•

our chief executive officer, our chief financial officer, the other most highly compensated individuals who served as our executive officers at fiscal year-end and one form executive officer (the “named executive officers”);

•	all directors and executive officers as a group; and
•

each person (including any “group” as that term is used in Rule 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock as of the date identified on their Schedule 13G filing filed by such stockholder who was a stockholder of Cypress on the date such filing was due in February 2016 with the Securities and Exchange Commission.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned[1]	Percent[3]	Shares Owned Outright[2]
Directors
T.J. Rodgers[4]	10,561,109	3.40%	9,310,016
W. Steve Albrecht[5]	97,978	*	97,978
Eric A. Benhamou[6]	335,640	*	253,236
H. Raymond Bingham[7]	485,037	*	121,401
John H. Kispert[8]	6,542,096	2.10%	1,130,294
O.C. Kwon[9]	31,805	*	31,805
Wilbert van den Hoek[10]	73,400	*	73,400
Michael S. Wishart[11]	85,453	*	51,055

Named Executive Officers
Thad Trent[12]	358,233	*	303,182
Hassane El-Khoury[13]	322,262	*	308,774
J. Daniel McCranie[14]	315,422	*	315,422
Dana C. Nazarian[15]	484,759	*	453,582
All directors and executive officers of the Company as a group[16]	19,693,194	6.33%	12,450,145

5% Stockholders
BlackRock, Inc.[17] 55 East 52nd Street New York, NY 10055	25,533,131	8.21%	—
The Vanguard Group[18] 100 Vanguard Blvd. Malvern, PA 19355	22,144,023	7.12%	—
Three Bays Capital LP19 222 Berkeley St. Boston, MA 02116	18,962,774	6.10%	—
Waddell & Reed, Inc.[20] 6300 Lamar Avenue Overland Park, KS 66202	18,174,731	5.85%	—
*	Less than 2%. See footnotes.
1.

For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, beneficially owned shares includes the number of shares of common stock that such person or group had the right to acquire within 60 days after February 29, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

2.

For each person and group included in this column excluding those companies listed under the 5% Stockholders heading, shares owned by such person or group excludes the number of shares of common stock that such person or group had the right to acquire within 60 days after February 29, 2016.

3.

For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 310,893,422, which is the number of shares of common stock outstanding as of February 29, 2016.

4.

Shares Beneficially Owned includes 9,310,016 shares of common stock held by Mr. Rodgers and options to purchase 1,251,093 shares of common stock, which are fully vested. Shares Owned Outright includes 9,310,016 shares of common stock held by Mr. Rodgers, of which 7,837,482 pledged shares may be subject to a margin call as of February 29, 2016, and excludes options to purchase 1,251,093 shares of common stock, which are fully vested. Both Shares Beneficially Owned and Shares Owned Outright amounts include 520,000 shares of common stock held indirectly on February 29, 2016.

5.	Shares Beneficially Owned and Shares Owned Outright both include 97,978 shares of common stock held directly by Mr. Albrecht.
6.	Shares Beneficially Owned and Shares Owned Outright both include 253,236 shares of common stock held directly by Mr. Benhamou.
7.

Shares Beneficially Owned includes 50,765 shares of common stock held directly by Mr. Bingham, and 70,636 shares of common stock held indirectly by Bingham Investments L.P. and options to purchase 363,636 shares of common stock, which are fully vested. Shares Owned Outright includes 50,765 shares of common stock held directly by Mr. Bingham and 70,636 shares of common stock held indirectly by Bingham Investments L.P., and excludes options to purchase 363,636 shares of common stock, which are fully vested.

8.

Shares Beneficially Owned includes 1,130,294 shares of common stock held directly by Mr. Kispert, and options to purchase 5,411,802 shares of common stock, which are fully vested. Shares Owned Outright includes 1,130,294 shares of common stock held directly by Mr. Kispert and excludes options to purchase 5,411,802 shares of common stock, which are fully vested.

9.	Shares Beneficially Owned and Shares Owned Outright both include 31,805 shares of common stock held directly by Mr. Kwon.
10.	Shares Beneficially Owned and Shares Owned Outright both include 73,367 shares of common stock held directly by Mr. van den Hoek and 33 shares of common stock held indirectly by Mr. van den Hoek.
11.

Shares Beneficially Owned includes 51,055 shares of common stock held directly by Mr. Wishart, and options to purchase 34,398 shares of common stock, which are fully vested. Shares Owned Outright includes 51,055 shares of common stock held directly by Mr. Wishart, and excludes 34,398 shares of common stock, which are fully vested.

12.

Shares Beneficially Owned includes 303,182 shares of common stock held directly by Mr. Trent and options to purchase 55,051 shares of common stock, which are fully vested. Shares Owned Outright includes 303,182 shares of common stock held directly by Mr. Trent and excludes options to purchase 55,051 shares of common stock, which are fully vested.

13.

Shares Beneficially Owned includes 308,774 shares of common stock held directly by Mr. El-Khoury and options to purchase 13,488 shares of common stock, which are fully vested. Shares Owned Outright includes 308,774 shares of common stock held directly by Mr. El-Khoury and excludes options to purchase 13,488 shares of common stock, which are fully vested.

14.	Shares Beneficially Owned and Shares Owned Outright both include 315,422 shares of common stock held directly by Mr. McCranie. Mr. McCranie is no longer employed by the Company.
15.

Shares Beneficially Owned includes 453,582 shares of common stock held directly by Mr. Nazarian and options to purchase 31,177 shares of common stock, which are fully vested. Shares Owned Outright includes 453,582 shares of common stock held directly by Mr. Nazarian and excludes options to purchase 31,177 shares of common stock, which are fully vested.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

16.

Shares Beneficially Owned includes 12,450,145 shares of common stock held directly or indirectly by our directors, executive officers, and their family members and includes options to purchase 7,246,749 shares of common stock and no restricted stock unit awards, which are exercisable or scheduled to vest within 60 days of February 29, 2016. Shares Owned Outright includes 12,450,145 shares of common stock held directly or indirectly by our directors, executive officers, and their family members and excludes options to purchase 7,243,249 shares of common stock.

17.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on January 26, 2016. BlackRock, Inc. has sole voting power with respect to 24,308,273 shares and sole dispositive power with respect to 25,533,131 shares or common stock.

18.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 10, 2016. The Vanguard Group has sole voting power with respect to 239,459 shares and sole dispositive power with respect to 21,907,003 shares or common stock.

19.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 16, 2016. Three Bays Capital LP has sole voting power and sole dispositive power with respect to 18,962,774 shares or common stock.

20.

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 12, 2016. Waddell & Reed, Inc. has sole voting power and sole dispositive power with respect to 10,062,850 shares or common stock.

28	Cypress Semiconductor Corporation - 2016 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

We have reviewed and discussed the following Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou, Chairman H. Raymond Bingham Wilbert van den Hoek Michael S. Wishart

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes Cypress’s executive compensation philosophies, objectives and programs, as well as the compensation-related actions taken in fiscal year 2015 for the following named executive officers (NEOs):

Name	Title
T.J. Rodgers	President and Chief Executive Officer (“CEO”)
Thad Trent	Chief Financial Officer and Executive Vice President, Finance and Administration
Hassane El-Khoury	Executive Vice President, Programmable Systems Division and Software
J. Daniel McCranie	Former Executive Vice President, Sales and Applications Support
Dana C. Nazarian	Executive Vice President, Memory Products Division

This CD&A also summaries our planned compensation changes for fiscal year 2016.

Prior to the merger with Spansion, Inc. (“Spansion”), the members of the Compensation Committee were Eric A. Benhamou (chairman), James R. Long and Robert Y. L. Mao. Subsequent to the merger with Spansion, the members of the Compensation Committee were Eric A. Benhamou (chairman), Ray Bingham, Wilbert van den Hoek and Michael Wishart.

In this CD&A Section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes as applicable, the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”).

Executive Summary

Business Performance

In March 2015, Cypress completed the merger with Spansion, creating the global leader in embedded systems. Cypress is now #1 in SRAM, #1 in NOR flash memories and is the #3 supplier of automotive MCUs and memories. Spansion was a leading designer, manufacturer and developer of embedded systems semiconductors with flash memory, microcontrollers, analog and mixed-signal products. Spansion’s broad portfolio of Traveo™ automotive MCUs, NOR flash and HyperFlash™ memories, and automotive power management ICs (PMICs) combined with Cypress’s flexible PSoC® solutions, CapSense® capacitive-sensing solutions, TrueTouch® touchscreen solutions and nonvolatile ferroelectric-RAMs. Spansion’s portfolio of ARM®-based MCUs complemented Cypress’s ARM-based PSoC solutions, and Spansion’s NOR and NAND flash memories enhanced the Cypress SRAM and nonvolatile memory portfolio, creating a global leader in embedded systems. The Company achieved a seventh consecutive profitable year with non-GAAP profit before tax of 4.8%, which translated to Non-GAAP diluted earnings per share of $0.21 per share. While non-GAAP operating income decreased by $6.7 million from fiscal year 2014, $133 million of this was related to one-time inventory reserve taken as part of our merger with Spansion.

In addition, Cypress accomplished the following in fiscal year 2015:

•	the return of $195 million to Cypress stockholders, primarily through $128 million in cash dividends;
•

the merger of Cypress with Spansion, resulting in $137.7 million in annualized cost synergies realized in the fourth quarter of fiscal year 2015, significantly ahead of the estimate at the time of the merger of $135 million synergies over three years;

•

integrated the sales and marketing functions to support cross selling of products from both Cypress and Spansion by consolidating the sales channels, training Cypress sales personnel as well as the indirect sales channel of distributors globally;

•

the introduction of, or significant progress on, new products including Fingerprint, Energy Harvesting PMIC, Automotive MCUs for cluster and body electronics, Type-C USB, and PSoC with Blue Tooth-Low-Energy;

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COMPENSATION DISCUSSION AND ANALYSIS

•	revenue growth to $49.5 million in the Emerging Technology Division, a 106% increase from fiscal year 2014; and
•	the divestiture of the mobile Touch business, which generated proceeds of $98.6 million.

However, despite our achievements this year, we did not achieve our revenue objectives and our stock price performance was disappointing in both absolute terms and relative to our peers during fiscal year 2015 and over the past three years, with a 29% total stockholder return (TSR) decline in fiscal year 2015 and flat TSR over the three year period.

Responding to our Stockholders – Fiscal Year 2015 Program Changes

When making its decisions about compensation, Cypress considers the results of the annual advisory “say-on-pay” vote cast by stockholders. Cypress received a 97% passing vote at their 2015 annual meeting, at which stockholders approved Cypress’s executive compensation programs. Cypress believes it is critical to continue to expand the dialogue with stockholders to receive additional feedback and further explain its compensation philosophy and practices. As such, Cypress conducted an investor outreach program in fiscal year 2015 with the Company’s top 20 stockholders. As a result of these discussions, Cypress is retaining the changes made in fiscal year 2014, including providing more disclosure on pledging and modifying performance milestones to ensure greater alignment, particularly with stockholders’ long-term interests.

Many stockholders also requested additional transparency on the performance objectives of Cypress and performance milestone measurement periods of at least two years. In response, we changed our Performance Accelerated Restricted Stock (PARS) program to make a majority of equity grants performance-based and lengthened the time period over which performance-based and service-based awards vest. For fiscal year 2015, we have significantly streamlined and revised the PARS program, such that:

•	Approximately 68% of the fiscal year 2015 grants are in the form of performance-based restricted stock units (PSUs) which vest based on achievement of three performance milestones:
Cypress’s TSR relative to the Company’s peer group in each of the next three years;
achievement of synergy (cost savings) goals related to the merger with Spansion in each of the next three years; and
achievement of earnings per share (EPS) goals in each of the next three years.
•	The remaining approximately 32% of the fiscal year 2015 grants are in the form of restricted stock units (RSUs) which vest based on continued employment with the Company over three years.

We also extended the overall performance period and vesting schedule of our equity awards. To effect the change to multi-year performance goals, we made a one-time adjustment to target equity awards of approximately 235% of a normal annual grant. Under this new program, significantly less shares would vest in the first year. For example, in fiscal year 2014 75% of the award could vest one year after the grant date and 25% could vest after two years. For the fiscal year 2015 grant, only 43% of the equity could vest one year after the grant date, 34% could vest after two years, and 23% could vest after three years. Having substantially extended the length of the equity vesting period, Cypress’s fiscal year 2016 grant has been reduced to a normal annual grant level even as a significant portion vests over a two or three year period.

The charts below show (i) the mix of awards between performance-based PSUs and service-based RSUs, and (ii) the mix between the various performance milestones for the NEOs, other than for Mr. McCranie who received only RSUs for fiscal year 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

As a result of these longer vesting and performance periods, approximately 57% of the PSUs granted in fiscal year 2015 for the NEOs are not eligible to vest until two or more years after the grant date.

2015 Compensation Outcomes

As we describe in further detail under “CEO Realizable Pay for Performance versus Peer Group”, the changes in our compensation program have resulted in close alignment between our stock price and Company performance and realizable pay for our NEOs. A key component of our executive compensation philosophy is the link between compensation and overall business results and stockholder value creation. We strive to clearly communicate this to our stockholders and believe that looking at realizable pay relative to Company performance illustrates this point effectively. Our CEO earned less than 4% of his bonus opportunity for fiscal year 2015 given our stringent financial and operational objectives. Our performance was impacted by certain actions we took in the short-term subsequent to the merger with Spansion which negatively impacted our near-term profitability but which positions the Company well for the long-term. Those actions included the divestiture of low margin businesses such as our TrueTouch mobile business, exiting from low-margin flash business and running our manufacturing sites below natural demand as we reduce pre-merger inventory.

Likewise, the CEO could have earned 180,000 shares at target under the performance objectives established for fiscal year 2015. Given the substantial overachievement of the synergy savings objective as outlined to stockholders, a critical short-term objective which sets up the foundation and long-term success prospects of the merger with Spansion, the CEO earned 216,000 shares of the performance awards tied to synergy savings. Given the below-threshold performance on the EPS and TSR measures, 72,000 shares were forfeited, and an additional 108,000 shares (at target) are at risk of forfeiture depending on the outcome of performance in fiscal years 2016 and 2017. We believe this clearly shows the effectiveness of the pay-for-performance program at Cypress based on the objective formulas established at the beginning of the year.

CEO Realizable Pay for Performance versus Peer Group

Many of the required disclosures concerning CEO compensation discuss pay elements or opportunities that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual compensation earned (or earnable) based on performance. In this regard, we believe it is helpful to understand the degree of alignment between CEO realizable pay and performance relative to our peer group companies. To evaluate this alignment, we analyzed the relationship between realizable total direct compensation (“Realizable TDC,” see definition below) for the CEO over the most recent three fiscal years (2012 through 2014 for the peer group and 2013 through 2015 for the Company), and TSR for the three years ending January 3, 2016.

For this purpose, Realizable TDC is defined as the sum of:

•	Actual base salaries paid over the three-year period;
•	Actual short-term incentives (bonuses) paid over the three-year period;
•	The value as of December 31, 2015 of any restricted shares or RSUs granted over the three-year period; and
•

Long-term incentives awarded during the period, and the value as of December 31, 2015 of any performance shares granted over the three-year period (assuming target performance for cycles not completed).

Realizable TDC for Cypress reflects the 2013 and 2014 awards and the portion of the 2015 service- and performance-vesting award that vest in fiscal year 2015.

The chart below illustrates the percentile ranking of our three-year TSR and our CEO’s Realizable TDC relative to our peer group. For example, if the dollar value of the CEO’s Realizable TDC was at the 50th percentile of the peer group, the chart below would represent his compensation at the middle of the x axis. Likewise, if the Company’s TSR performance for the three-year period ending 12/31/2015 was at the 50th percentile, the chart below would represent the Company’s performance at the middle of the y axis. As the chart indicates, during the three-year period our TSR performance was in the bottom quartile relative to the performance of our peer group and the CEO’s Realizable TDC was also in the bottom quartile relative to the realizable compensation of the CEOs in our peer group. The CEO’s Realizable TDC was within an “alignment corridor” representing a strong correlation between compensation and performance.

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COMPENSATION DISCUSSION AND ANALYSIS

This realizable pay analysis demonstrates that the structural compensation process changes implemented by management and the Committee in fiscal year 2015 are functioning as intended. Fiscal year 2015 changes included:

•	reviewing the feedback from the 2013-2015 investor outreach program;
•	revising the PARS program such that 68% of the awards vest based on achievement of three performance milestones: TSR, synergy and EPS goals in each of the next three years; and
•	continuing to award service-based RSUs under the PARS program to drive long-term stockholder alignment and provide employee retention.

Compensation Processes and Philosophy

Cypress’s Philosophy

Cypress executive compensation programs are designed to attract, motivate, and retain NEOs, who are critical to Cypress’s success and have played a material role in Cypress’s ability to drive strong financial and operational results. Under these programs, NEOs are rewarded for achieving specific long- and short-term strategic, corporate goals, and realizing increased stockholder value.

Cypress’s philosophy is to target NEO total compensation at approximately the 50th percentile among the named peer group companies, for median levels of performance, albeit with higher compensation for above plan performance and lower compensation for below plan performance. We accomplish this through:

•	base salary levels that are below the median for our peer group;
•	cash incentive awards tied to peer benchmark performance based on typical profit before tax margins (PBT%);
•	stock-based compensation, which is 68% performance-based and 32% service-based; and
•	a standard employee benefits package.

The 2015 cash incentive plan provides a good example of how our pay is materially impacted by performance. Each year we establish corporate and individual scorecards comprised of critical success factors (CSFs) on a quarterly and annual basis. These score cards are derived from the Company’s annual plan. The annual plan is management's best estimate of the Company's performance in that year. However, successfully executing the annual plan may not lead to median performance as compared to the peer group. To ensure alignment between bonus pay-out to the NEOs and the stockholder return and pay-for-performance relative to the peer group, the PBT% factor has been incorporated. Therefore, if the annual plan forecasts a below 20% PBT and the annual plan is met, pay-out will be reduced because the goal of 20% PBT has not been met. The target bonus mentioned in this

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COMPENSATION DISCUSSION AND ANALYSIS

Proxy Statement is defined as the bonus resulting from meeting 85% of the CSF's, a CEO scorecard factor of 1 and a PBT factor calculated based on the assumption that the % PBT of the annual plan will be achieved.

The performance-based stock awards are intended to provide similar leveraged opportunities. The performance-based stock awards are based on Board approved annual and multi-year goals as well as Cypress’s Total Shareholder Return relative to peers, and is intended to significantly reward for over-performance and penalize for underperformance.

These plans provide significant pay-for-performance variability, with the opportunity to earn pay higher than peers at exceptional levels of performance, while paying less than peers for lagging levels of performance, as illustrated in the chart below.

Cypress’s compensation programs are designed to achieve the following objectives:

Attract and Retain Top Talent

Cypress aims to attract and retain top talent to compete effectively and retain the highest quality of people who will determine its long-term success. Cypress has structured its executive compensation program to be competitive with compensation paid by companies in the same market for executive talent, which may include public and private companies. This is very important, especially in the Silicon Valley area. To ensure Cypress remains competitive, it generally administers an annual focal review process to evaluate whether the current level of compensation and equity for each employee (including its NEOs) is adequate and make adjustments based on merit. By using a performance ranking system in the annual focal review, Cypress reinforces the direct and meaningful link between individual performance and rewards. Therefore, the higher a NEO is ranked, the more likely that officer will receive a greater percentage increase in both equity and cash compensation.

Pay-for-Performance

Cypress utilizes pay-for-performance compensation programs to align executive compensation with its achievements on both a short- and long-term basis. NEOs’ target total direct compensation is heavily weighted towards at-risk, performance-based cash and equity

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compensation, which includes quarterly and annual incentive cash bonuses and performance-based restricted stock units. The performance targets under these programs are challenging and pre-determined both at the corporate level, through corporate goals, and at a personal level – for cash bonuses – through individual goals set for each applicable period. This aligns executive compensation with stockholder interests by tying a significant portion of total direct compensation to achieving performance goals designed to ensure Cypress’s financial and operational success over both the short- and long-term. Both are set in advance and pre-approved by the Committee. They are designed to be very rewarding when the goals are achieved and result in limited or no payout when the goals are not achieved, with the Committee providing oversight to ensure payouts are consistent with financial results. Cypress’s CEO and other NEOs, for example, have a low base salary relative to peers, with a high performance-based incentive target component. The chart below shows the target TDC of our CEO and our other NEOs for fiscal year 2015. The chart illustrates that a majority of NEO TDC is performance-based (86% overall).

*Performance-Based subject to performance goal achievement and/or stock price performance.

Process

The Committee reviews and approves all compensation for executive officers, including salary, bonus, equity compensation, and other employee benefits. The Committee consists entirely of independent directors and has a two-fold philosophy regarding the total compensation of senior executives. First, the Committee seeks to encourage and reward executives for achievements that are critical to Cypress’s performance and profitability over both the short- and long-term by tying a significant portion of NEOs’ total compensation directly to Cypress’s financial, operational and stock price performance. Second, the Committee seeks to ensure that executive compensation is competitive by targeting the total compensation of each executive at approximately the 50th percentile of Cypress’s compensation peer group of companies. The actual percentile may vary depending on Cypress’s financial performance, each executive’s individual performance and importance to Cypress, or internal equity considerations among all senior executives. As Cypress’s performance improves, so does the compensation of its executives.

While the Committee believes that compensation survey data is a useful guide for comparative purposes, Cypress believes that implementing a successful compensation program also requires that the Committee apply its own judgment and subjective determination of individual performance by executives to ensure alignment with Cypress stockholder interests. Therefore, when developing or reviewing a compensation program, the Committee applies its judgment in reconciling the program’s objectives with the realities of rewarding performance appropriately and retaining valued employees. The Committee may also use its judgment to apply negative discretion to reduce payouts of compensation programs as needed, on an exception basis.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Independent Compensation Consultant

The Committee retained Buck Consultants, LLC as its compensation consultant for the first two months of fiscal year 2015. The Committee then retained Pearl Meyer for the remainder of fiscal year 2015. Buck Consultants, LLC was independent from Cypress during their engagement with Cypress, did not provide any services to Cypress other than to the Committee, and received compensation from Cypress only for services provided to the Committee. Pearl Meyer is independent from Cypress, has not provided any services to Cypress other than to the Committee, and receives compensation from Cypress only for services provided to the Committee. The Committee typically asks Pearl Meyer to attend its regular meetings, including executive sessions, at which management is not present. The Committee worked directly with Pearl Meyer to develop compensation recommendations for Cypress’s executives.

The Role of Management

The CEO also makes recommendations each year to the Committee about the compensation of the other NEOs based on their achievement of quarterly, annual and multi-year objectives. While the Committee is solely responsible for approving executive compensation, the human resources executive and the CEO support the work of the Committee and Pearl Meyer. The Committee meets frequently in executive session without management present. In making its compensation determinations, the Committee also annually reviews the total compensation that each NEO and other key executives are eligible to receive against the compensation levels of comparable positions of a peer group of companies. The Committee periodically completes a review considering multi-year wealth accumulation and uses both internal and peer pay equity data.

Peer Group Companies

The Committee significantly modified Cypress’s peer group companies in 2015 to better align the group with the newly merged company and Cypress’s revenue and market capitalization, and to account for mergers and acquisitions within the industry. The Committee selects peer companies that are publicly traded, headquartered in the United States, compete in the semiconductor industry, and are broadly similar to Cypress in their product and services offerings, revenue size and market capitalization and which Cypress competes with for talent. Cypress’s compensation consultant provided additional analysis and recommendations regarding Cypress’s peer group. Six of the companies from Cypress’s 2014 peer group were dropped in 2015 due to the misalignment of these companies after Cypress’s merger with Spansion. Those companies include Cirrus Logic, Inc., Integrated Device Technology Inc., Intersil Corporation, Linear Technology Corporation, PMC-Sierra, Inc. and Silicon Laboratories, Inc. International Rectifier Corporation was acquired and was also excluded from the 2015 peer group. RF Micro Devices, Inc., a prior peer group company, and TriQuint Semiconductor, merged forming Qorvo, and the combined company was included in the 2015 peer group. The Committee added the following companies to the 2015 peer group: Advanced Micro Devices, Analog Devices, Freescale Semiconductor, Inc., Marvell Technology Group Ltd., Maxim Integrated Products, Nvidia Corporation, Omnivision Technologies, Inc., ON Semiconductor and Xilinx Inc. Cypress believes that its 2015 peer group choice is an improvement in terms of size and homogeneity as compared to the 2014 peer group, thereby making comparisons more relevant. Cypress’s 2015 peer group companies are listed in the table below:

2015 Peer Group Companies
Advanced Micro Devices	Microsemi Corporation
Altera Corporation	Nvidia Corporation
Analog Devices	Omnivision Technologies, Inc.
Atmel Corporation	ON Semiconductor
Fairchild Semiconductor International, Inc.	Qorvo, Inc.
Freescale Semiconductor, Inc.	Skyworks Solutions, Inc.
Marvell Technology Group Ltd.	Synaptics Incorporated
Maxim Integrated Products	Xilinx Inc.
Microchip Technology Inc.

Elements of Compensation

The components of Cypress’s executive compensation program are: (i) base salary; (ii) service-based equity; (iii) performance-

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based compensation, consisting of variable and at-risk incentive cash compensation and equity awards; and (iv) limited benefit programs, such as Cypress’s deferred compensation plans. Cypress does not offer any perquisites. Cypress offers standard health benefits and an employee stock purchase program to all employees.

Below is a description of each element of Cypress’s compensation, their objectives and their key features:

Compensation Element	Objectives	Key Features
Base Salary	Provides a fixed level of compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.

Targeted at the 50th percentile of Cypress’s peer group, but varies based on skills, experience and other factors. All NEOs are currently below the 50th percentile.

Adjustments are considered annually based on individual performance, level of pay relative to the market, and internal pay equity.

Key Employee Bonus Plan (KEBP)/Performance Bonus Plan (PBP)[1]

Rewards achievement of strategic corporate and individual milestones using a balanced scorecard.

Aligns NEOs interests with those of stockholders by providing awards tied to peer benchmark performance-based on typical profit before tax margins (PBT%); requiring strong profit before tax (PBT) results tied to peer benchmark performance and ensuring the achievement of other key financial milestones.

KEBP and PBP are economically and structurally identical. The only difference between them is the participants — Cypress’s CEO is the only participant in the PBP, which was set up to achieve certain tax requirements.[1] All other NEOs participate in KEBP.

Targeted at the 50th percentile of Cypress’s peer group (for median performance compared with the peer group), with 100% at-risk based on individual and company performance.

Cypress’s CEO is eligible to earn 175% of his base salary under PBP, and NEOs are eligible to earn 80% of their respective base salaries under KEBP, only if Cypress achieves 20% non-GAAP PBT and the CEO scorecard result is 100%.

Due to the aggressive nature of Cypress’s scorecards, no one has ever achieved this level of payout under the KEBP or PBP. The median payout level under the KEPB and PBP is approximately 26%, based upon the past five years.

		KEBP Payout Amount	=	Annual Base Pay	X	Participation Level %	X	non- GAAP PBT Factor	X	Individual Scorecard Result	X	CEO Scorecard Factor
The non-GAAP PBT Factor2, Individual Scorecard Result[3], and the CEO Scorecard Factor[4] have a minimum value of zero and have significantly reduced payouts for the past three years.
PARS[1] - Restricted Stock Units (RSUs)	Provides an opportunity for wealth creation and ownership, promoting retention and enabling us to attract and motivate Cypress's NEOs.

Service-based equity comprised approximately 32% of the total PARS grant in fiscal year 2015, vesting over a period of three years from the date of grant.

Annual grants are based on individual performance, level of pay relative to the market, and internal pay equity.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Element	Objectives	Key Features
PARS[1] - Performance Stock Units (PSUs)	Aligns NEOs interests with stockholder interests by linking part of each NEOs compensation to long-term corporate performance.

Designed to provide total direct compensation (base + annual incentive + equity awards) at approximately the 50th percentile of Cypress’s peer group’s total direct compensation in years with median performance relative to peers, but can be higher or lower depending on the performance in that year.

For fiscal year 2015, awards granted were contingent on the following performance milestones:

     · Relative TSR

     · Synergy (cost savings related to the Spansion transaction)

     · EPS

The Committee may apply negative discretion.

For a detailed explanation of the PARS calculation, please see the section entitled “Performance-Based Equity Compensation — 2015 Performance Accelerated Restricted Stock Program (PARS).”

Non-Qualified Deferred Compensation and Other Compensation/Benefits[5]	Provides retirement savings in a tax-efficient manner.

NEOs can elect to defer up to 100% of their annual incentive cash payments or defer a portion of their base salaries.

Balances in the deferred compensation plan are unfunded obligations and at risk. Investment returns on balances are linked to the returns on mutual funds and other publicly-traded securities and do not generate any above market or preferential returns. Cypress does not guarantee any return or provide any matching contributions.

1.

PBP and PARS are designed to qualify as “performance-based compensation” within the meaning of Section 162(m) (Performance-Based Compensation). No assurance can be given, notwithstanding Cypress’s efforts, that compensation designed to satisfy such tax requirements does in fact do so.

2.

Non-GAAP PBT Factor — Each year, the Committee determines the corporate financial metric that will be included in the KEBP formula. For the past several years, including fiscal year 2015, the Committee has used Cypress’s non-GAAP profit before taxes percentage, (which we refer to as non-GAAP PBT%), for this metric. Non-GAAP PBT equals GAAP PBT after adjustment for stock-based compensation expenses, gains and losses from divestitures, merger and acquisition related expenses, changes in the value of deferred compensation plans, asset impairment and restructuring charges, effect on revenue from intellectual property licenses, investment related losses, the equity method of investment, and tax-related, interest income and other expenses. A full KEBP payout could not be achieved in fiscal year 2015 unless Cypress achieved a non-GAAP PBT% of at least 20%. Cypress’s non-GAAP PBT% substantially reduced KEBP payouts to its NEOs in fiscal year 2015 due to Cypress’s 4.81% non-GAAP PBT achievement. In fact, no executive has ever realized the full KEBP payout, in part, due to the aggressive nature of the annual financial milestone selected by the Committee.

3.

Individual Scorecard Result — The next element of KEBP is the achievement of individual milestones, which are measurable quarterly and annual performance goals that are identified by NEOs and reviewed, modified as appropriate, and approved in advance by the chief executive officer. The milestones will vary by person and are a mix of short- and long-term goals that are focused on factors critical to the success of Cypress, including financial, market share, new customers, new products and operational initiatives. The milestones for each period are scored on a scale of 0% to 100%, with each milestone weighted by a specific point value based on its importance to Cypress and/or its level of difficulty. Specific scoring parameters that are used to determine whether the milestone has been achieved are also identified in advance in writing. At the end of each fiscal quarter, or fiscal year, as applicable, the NEOs “score” their milestones based on the scoring parameters previously established. Their scores are reviewed, adjusted if necessary, and approved by the CEO.

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4.

CEO Scorecard Factor — Another multiplier under KEBP is the scorecard result of the CEO. The CEO’s balanced scorecard includes Cypress’s critical initiatives, projects, and financial and operational targets deemed necessary to ensure Cypress’s short- and long-term success. See the section entitled “Cypress 2015 Executive Compensation Results – Performance Bonus Plan (PBP)” for more details on the CEO’s scorecard. By including them as a factor in KEBP, Cypress ensures an alignment of effort among its executive team. Following each quarter, the CEO’s scorecard result is reviewed by the full board of directors of Cypress, adjusted if necessary, and approved by the Committee. The CEO Scorecard Factor is determined as follows:

If the lesser of Individual Scorecard result and the CEO Scorecard Result is:	then the CEO Scorecard Factor is:
80.0 or higher	100%
65.0 or higher, and less than 80.0	50%
Less than 65.0	0%

The CEO Scorecard Factor has typically reduced KEBP payouts to NEOs at least once per year over the last few years, including most recently the third and fourth quarter payouts and the annual KEBP payout for fiscal year 2015. The CEO Scorecard Factor further demonstrates the link between pay and performance under Cypress’s incentive cash compensation plans.

5.	Other Compensation/Benefits

Non-Qualified Deferred Compensation. Cypress also maintains an unfunded, non-qualified deferred compensation plan which allows eligible participants, including NEOs, to voluntarily defer receipt of a percentage up to 75% of their salary or 100% of their cash bonus payment, as the case may be, until the date or dates elected by the participants, thereby allowing the participating employees to defer taxation on such amounts. There are two non-qualified deferred compensation plans available, one of which pays a death benefit two times participant contributions. All eligible employees have the option to choose the plan in which they participate. Mr. Rodgers qualifies for the death benefit payable under the non-qualified deferred compensation plan. Please refer to the table entitled “Non-Qualified Deferred Compensation” in the section entitled “Executive Compensation Tables” for employee contributions and performance under this benefit plan in fiscal year 2015.

Service Awards: All employees, including its NEOs, are eligible for service-based cash awards, payable after the employee’s 7th, 14th, 21st, 28th and 35th year of service. The award pays a specified cash amount based on the employee’s base salary and country.

Other Compensation Limited. Cypress limits all other compensation to its NEOs. For example, Cypress does not provide a defined benefit pension plan, a match to employee contributions to its 401(k) plan or any other material perquisites.

Risk Considerations

The Committee regularly considers the risks associated with Cypress’s compensation policies and practices for employees, including those related to executive compensation programs. As part of the risk assessment, the Committee reviews Cypress’s compensation programs to avoid certain design features that have been identified by experts as having the potential to encourage excessive risk-taking.

Material risk in our compensation program design is mitigated in several ways, including:

•	we have an appropriate mix of pay elements, with compensation well-balanced between fixed and variable elements, and short- and long-term incentives;
•	base salaries are intended to constitute a sufficient component of total compensation to discourage undue risk taking in order to meet incentive goals;
•	incentive plans are designed with goals that are intended to result in long-term value to our stockholders;
•	financial and earnings goals and opportunities in our incentive programs are at levels intended to be attainable without the need to take inappropriate risks;
•	bonus and incentive opportunities are capped so that the upside potential is not so large as to encourage undue risk taking;

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COMPENSATION DISCUSSION AND ANALYSIS

•	the majority of our equity incentives vest or are earned over a multi-year period, which requires the executive to bear the economic risk of the award over the vesting or performance period;
•	our incentive plans define a range of performance over which payouts may be earned, including at levels below target achievement, rather than an “all-or-nothing” approach;
•	we generally use different performance measures in different incentive programs, which provides balance and reduces the potential for taking undue risks to meet a single goal;
•

the stock components of our long-term incentive program, combined with our stock ownership guidelines, align the interests of our executives with long-term preservation and appreciation of stockholder value;

•	incentive payments and awards are subject to clawback in the event of a material restatement of our financial results; and
•	the Committee considers information from peer companies in evaluating compensation levels and incentive plan designs, thereby avoiding unusually high pay opportunities relative to the Company’s peers.

The Committee has reviewed compensation related risks and does not believe Cypress’s compensation programs encourage excessive or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on Cypress. In fulfilling its responsibilities, the Committee may, to the extent permitted under applicable law, the NASDAQ Global Select Market rules, the rules of the SEC and the Internal Revenue Code, and Cypress’s certificate of incorporation and by-laws, delegate any or all of its responsibilities to a subcommittee. The Committee, with the assistance of Pearl Meyer intends to continue, on an on-going basis, a process of thoroughly reviewing Cypress’s compensation policies and programs to ensure that its compensation programs and risk mitigation strategies continue to discourage imprudent risk-taking activities.

In discharging its duties, the Committee selects and retains the services of compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, company and executive performance, equity plans, peer group and other issues. The Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by Cypress. In fiscal year 2015, the Committee retained the services of Pearl Meyer and Buck Consultants for various compensation-related services, including comparing Cypress’s director compensation with the compensation of directors of its peer group companies.

Stock Ownership Requirements

Cypress believes the stock ownership of its directors and NEOs is on the higher end of its peer group. In fact, its CEO is Cypress’s largest individual stockholder, and the fifth largest stockholder overall, as of February 29, 2016. Together, Cypress’s directors and NEOs beneficially own 6.23% of Cypress’s outstanding common stock as of February 29, 2016 — an amount that we believe is significantly greater than most directors and NEOs of companies in Cypress’s peer group.

The table below summarizes the stock ownership policy and status among our directors and NEOs as of February 29, 2016.

	Stock Ownership Requirement	Shares Actually Held
Chief Executive Officer	6X base compensation	123X base compensation
All Other Named Executive Officers	4X base compensation	6X – 12X base compensation
Non-Employee Directors	30,000 shares	31,805-1,130,294 shares

As a result of the above requirements, our directors and NEOs will continue to hold a substantial amount of their net worth in shares of Cypress common stock, and maintain an even stronger alignment with the Company and our stockholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Officers

The CEO is required to own common stock having a value of at least six times his annual base salary. Common stock only includes shares directly owned and does not include any granted equity awards, even if vested and in the money. NEOs, other than the CEO, are required to own common stock having a value of at least four times their annual base salary. Individuals have three years to meet the stock ownership requirement. If the stock ownership requirement is not met after three years, then the executive must hold all future shares that vest (net of taxes) until the stock ownership requirements are met. All of our NEOs, excluding Mr. McCranie, meet the stock ownership requirements. Mr. McCranie is no longer employed by the Company and therefore is no longer required to meet the stock ownership requirements.

Directors

Cypress’s non-employee directors are required to own at least 30,000 shares of common stock, which is approximately five times their annual retainer. All of our non-employee directors meet the stock ownership requirements.

Pledging Policy

In response to stockholder concerns about the prior pledging activity of Mr. Rodgers, management and the board engaged in significant discussions amongst themselves and with its stockholders, as part of its annual investor outreach program, regarding Cypress’s policy and practices in this area. As a result of those discussions, Cypress’s written pledging policy, adopted and formalized in fiscal year 2014, remains unchanged. The Board does not encourage stock pledging by its NEOs, but it recognizes that within clear parameters and under regular Board oversight documented in Cypress’s written pledging policy, limited stock pledging by its NEOs can deliver certain benefits to both the NEOs and Cypress stockholders.

Cypress’s pledging policy reiterates the board’s continued commitment to actively monitor such activity and specifically delegates the responsibility to oversee any pledging activity, including margin loans that include any amount of Cypress securities, to the Committee. In reviewing such pledging activity, the Committee will consider the facts and circumstances related to each individual, including, among other things, the ability of the executive to repay the applicable loan without resorting to the pledged securities, the number of shares pledged relative to the executive’s overall holdings, the total shares outstanding for Cypress and the composition of the executive’s stock holdings, and the price at which the pledged shares could get called away versus the current stock price as compared with historical trading range. The Committee will provide regular updates to the board as well as ensure that any material pledging activity by directors or executive officers is properly disclosed in its annual proxy statement, or any other public filing required by law. Under no circumstance will Cypress issue any make-up grants to any executive, or any other employee, whose Cypress shares may be sold to satisfy a margin call or any other type of collateral call.

Only one of Cypress’s NEOs, T.J. Rodgers, our President and CEO, currently has any Cypress stock pledged. As part of Cypress’s corporate governance practices, the Committee has considered the facts and circumstances of Mr. Rodgers’ pledging activity, and concluded that the potential risks associated with his pledging activity are minimal.

For Mr. Rodgers, the board based its conclusion on the following:

•

Mr. Rodgers is Cypress’s founder and one of its most loyal stockholders. As a large stockholder, his interests are strongly aligned with those of its stockholders. Mr. Rodgers has accumulated his significant holdings over his 34 plus years of service by holding the vast majority of shares he has received as part of his compensation and by making various open market purchases;

•

the pledged shares are not used to shift or hedge any economic risk in owning Cypress shares. These shares collateralize loans used to primarily fund Mr. Rodgers’ purchase of common stock upon the exercise of certain option grants prior to their expiration over the past years. If Mr. Rodgers is not permitted to pledge a portion of his shares, he may be forced to sell certain of his Cypress shares in order to obtain the necessary funds, reducing his alignment with Cypress’s stockholders and penalizing his loyalty to Cypress stock. As of February 29, 2016, Mr. Rodgers beneficially owns 10,561,109 shares, the highest stock ownership amongst Cypress’s peer group where the majority of chief executive officers own less than 1% of outstanding shares;

•	8,583,401 of the shares owned by Mr. Rodgers are held in one margin account and Mr. Rodgers has agreed not to increase the number of shares held in margin;

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•	as of March 17, 2016, 7,596,568 shares may be subject to a margin call;
•	the shares subject to a margin call as a percentage of Cypress’s outstanding shares as of February 29, 2016 was 2.4%.

No other NEO or director currently holds Cypress securities that are pledged pursuant to a margin account or loan or otherwise.

Employment Agreements

None of our NEOs that are currently employed by the Company have individualized severance or change-of-control agreements. They serve at the will of the board, which enables Cypress to set the terms of any termination of employment.

Clawback Policy

Cypress’s clawback policy requires the return of performance-based compensation payments to Cypress by any executive engaged in (i) fraud, theft, misappropriation, embezzlement or dishonesty, (ii) intentional misconduct related to Cypress’s financial reporting, or (iii) in the event of a material negative revision of any financial or operating measure on which performance-based compensation was paid out to such executive.

Cypress 2015 Executive Compensation Results

Fixed Compensation — Base Salary

Cypress targets executive officers’ base salaries at approximately the 50th percentile of base salaries for similar positions and experience level in its peer group companies. In fiscal year 2015, as part of its annual review of executive compensation, the Committee reviewed the base salaries of NEOs, focusing on the competitiveness of salaries. Below is a summary of the salary of NEOs for fiscal year 2015:

Named Executive Officer	2015 Base Salary	% Increase from 2014
T.J. Rodgers[1]	$600,000	0%
Thad Trent[2]	$350,000	27%
Hassane El-Khoury[3]	$270,650	N/A
J. Daniel McCranie[4]	$600,000	0%
Dana C. Nazarian[5]	$279,965	0%

1. Mr. Rodgers’ salary has not been adjusted for seven years.
2. Mr. Trent received a base salary increase in fiscal year 2015 to more closely align his pay with the 50th percentile of his peers in the market.
3. Mr. El-Khoury was not a NEO in fiscal year 2014.
4. Mr. McCranie resigned from the Company on April 28, 2015.
5. Mr. Nazarian’s salary has not been adjusted since he was promoted to his position of Executive Vice President, Memory Products Division in 2009.

Performance-Based Incentive Cash Compensation

The thresholds of performance needed to achieve the bonus opportunity are extremely high for all NEOs. For example, and consistent with Cypress’s compensation philosophy, Cypress’s achievement against a mix of operational and financial goals in fiscal years 2013, 2014 and 2015 resulted in the CEO earning a bonus that was less than 30% of his salary and the NEOs earning a bonus that was less than 15% of their salary in each of the three fiscal years.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Bonus Plan (PBP)

The cash bonus is 100% performance-based and the CEO’s bonus opportunity was 175% of salary for fiscal year 2015 if the company achieved a non-GAAP PBT of 20% and he achieved 100% of his scorecard objectives for each quarter and for the full year’s results. This opportunity as a percentage of salary was unchanged over the past five years. One-fifth of the opportunity would be payable based on each quarter’s results, and one-fifth was based on the full annual results of the Company.

To ensure that the bonus opportunity is in line with the performance of the Company relative to its peer group, the earned pay-out is impacted by the PBT factor. Given the historic difficulty of achieving these objectives, in fiscal year 2015 the incentive cash compensation target percentage for the CEO was expected to be approximately 6.1% of base salary based on Cypress’s estimate at the beginning of the year, substantially below the 175% bonus opportunity level.

In fiscal year 2015, Mr. Rodgers’ annual and quarterly CEO Scorecard included short- and long-term milestones organized around three categories: (i) financial, (ii) key business drivers, and (iii) customer satisfaction.

More specifically, Mr. Rodgers’ individual goals included the following targets:

•	meeting key revenue targets for Cypress post-merger with Spansion and revenue targets for certain emerging growth products;
•	meeting specific synergy targets (cost savings related to the Spansion merger);
•	meeting specific targets related to gross margins, ASP’s, operating expenses, non-GAAP PBT and earnings per share;
•	increasing market share for several product lines;
•	achieving customer service metrics, including increasing Cypress’s net promotor score;
•	achieving operational performance in the areas of quality, yield and inventory levels; and
•	meeting specific sales and marketing related goals necessary for Cypress’s overall growth.

Many of Mr. Rodgers’ targets will yield substantial short- and long-term benefits for Cypress if achieved.

The CEO’s actual amount earned under the PBP was 6% of base salary. Cypress’s non-GAAP PBT% and the CEO Scorecard substantially reduced the PBP payout to its CEO in fiscal year 2015 due to Cypress’s 4.8% PBT achievement.

The following table summarizes the CEO’s bonus opportunity as a percentage of salary, the non-GAAP PBT% target (20%), Cypress’s actual non-GAAP PBT% achievement per period, the factor applied to the bonus opportunity based on the non-GAAP PBT% achievement (0-100%, interpolated between 10% and 20% non-GAAP PBT%), the impact of actual non-GAAP PBT% on the bonus opportunity, the CEO Scorecard percentage achievement, and the resulting bonus payout as a percentage of salary.

2015 Fiscal Year Period	Bonus Opportunity as % of Salary	non-GAAP PBT% Target	non-GAAP PBT% Achieved[1]	PBT Factor (% Achievement Against Target)	Potential Bonus as % of Salary Before CEO Scorecard	CEO Scorecard Factor (% Achievement (0, 50%, 100%))	Individual Scorecard Factor (% Achievement)	Actual Payout as % of Salary
First Quarter	35%	20%	10.5%	4.7%	1.6%	100.0%	89.7%	1.5%
Second Quarter	35%	20%	11.5%	15.4%	5.4%	100.0%	84.3%	4.5%
Third Quarter	35%	20%	13.3%	32.9%	11.5%	0.0%	60.1%	0.0%
Fourth Quarter	35%	20%	10.6%	6.5%	2.3%	0.0%	50.8%	0.0%
Annual	35%	20%	4.8%	0.0%	0.0%	0.0%	61.9%	0.0%
1.

Non-GAAP PBT targets and achievements are calculated after non-controlling interest. Q115 Non-GAAP PBT% achieved is based solely on Cypress’s pre-merger results. All other performance periods were based on Cypress’s achievements post-merger with Spansion. The annual numbers include the stub-period.

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COMPENSATION DISCUSSION AND ANALYSIS

Key Employee Bonus Plan (KEBP)

KEBP and PBP are economically and structurally identical. The only difference between them is the participants. The NEO’s bonus opportunity was 80% of salary for fiscal year 2015 if the Company achieved a non-GAAP PBT of 20% and 100% of the CEO Scorecard objectives for each quarter and for the full year. This opportunity as a percentage of salary was unchanged over the past five years. One-fifth of the opportunity would be payable based on each quarter’s results, and one-fifth was based on the full annual results of the Company. To ensure that the bonus opportunity is in line with the performance of the Company relative to its peer group, the earned pay-out is impacted by the PBT factor. Similar to the CEO’s PBP plan, certain assumptions were made at the start of fiscal year 2015 and Cypress’s payout for KEBP was expected to be approximately 3.8% of base salary, substantially below the 80% bonus opportunity level.

In determining the amount of cash incentive compensation payable under KEBP, the Committee uses the final scorecard results for the given review period as a component in the formulas that determine the bonus to be paid under the plan. As part of its oversight process, the Committee considers the participant’s scorecard result for the applicable period, and has the right to apply negative discretion to reduce the maximum payout under KEBP. NEOs’ performance goals were strongly aligned with each other in fiscal year 2015 to achieve critical strategic and operational milestones during fiscal year 2015 and to set the stage for increased market share, growth and improved productivity in future years.

During Cypress’s 2015 outreach program, its investors expressed a desire to more fully understand the types of goals set for NEOs. As a result, we have provided more detail associated with those goals.

The following outlines the goals that were common across most of Cypress’s NEOs, which were all approved by the board as part of its annual operating and strategic planning session for fiscal year 2015:

•	Specific revenue, gross margin, operating expenses, customer design, profit-before tax and earnings per share targets;
•	Specific targets to reduce Cypress’s infrastructure costs worldwide and across all functions;
•	Specific targets related to the integration of Spansion; and
•	Specific targets to improve innovation and invest in key initiatives and bring specific new products to market.

Below is a summary of additional or more detailed quarterly and annual performance goals for each NEO participating in KEBP:

Thad Trent. Specific targets related to:

•	financial and operation targets;
•	providing needed working capital by implementing or amending current working capital programs;
•	expanding investor relations communications; and
•	integrating the operation of Spansion and Cypress.

J. Daniel McCranie. Specific targets related to:

•	achieving first revenue for key new products; and
•	achieving key sales-related metrics.

Dana C. Nazarian. Specific targets related to:

•	achieving certain revenue and profit targets for MPD and Agiga Tech, Inc.;
•	achieving gross margin, operating expense, inventory, headcount and cost savings targets;
•	increasing market share for SRAM and NOR Flash;
•	improving the quality of products to gain market share and increase revenue; and
•	achieving customer service metrics, including net promoter score increases to increase customer loyalty.

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COMPENSATION DISCUSSION AND ANALYSIS

Hassane El-Khoury. Specific targets related to:

•	achieving certain revenue and profit targets for PSD;
•	achieving first revenue for a number of products, including PSoC4-BLE and FPG1;
•	achieving gross margin, operating expense, inventory, headcount and cost savings targets;
•	release samples for several new products;
•	improving the quality of product to gain market share and increase revenue; and
•	achieving several metrics related to sales and marketing.

The actual average amount earned for the NEO’s was 3% of base salary. Cypress’s non-GAAP PBT% and the CEO Scorecard substantially reduced KEBP payouts to NEOs in fiscal year 2015 due to its 4.8% non-GAAP PBT achievement. No current executive officer achieved incentive cash compensation in excess of 20% of salary for fiscal years 2013, 2014 or 2015.

The following table summarizes the NEO’s bonus opportunity as a percentage of salary, the non-GAAP PBT% target (20%), Cypress’s actual non-GAAP PBT% achievement per period, the factor applied to the bonus opportunity based on the non-GAAP PBT% achievement (0-100%, interpolated between 10% and 20% non-GAAP PBT%), the impact of actual non-GAAP PBT% on the bonus opportunity, the average Individual scorecard percentage achievement, the CEO Scorecard Factor percentage achievement, and the resulting average bonus payout as a percentage of salary.

2015 Fiscal Year Period	Bonus Opportunity as % of Salary	non-GAAP PBT% Target	non-GAAP PBT% Achieved[1]	PBT Factor (% Achievement Against Target)	Average Potential Bonus as % of Salary Per Period Before CEO Scorecard	CEO Scorecard Factor (% Achievement (0, 50%, 100%))	Average Individual Scorecard Factor (% Achievement)	Average Actual Payout as % of Salary Per Period
First Quarter	16%	20%	10.5%	4.7%	0.8%	100%	91.9%	0.7%
Second Quarter	16%	20%	11.5%	15.4%	2.5%	100%	87.5%	2.2%
Third Quarter	16%	20%	13.3%	32.9%	5.3%	0%	72.6%	0%
Fourth Quarter	16%	20%	10.6%	6.5%	1%	0%	59.3%	0%
Annual	16%	20%	4.8%	0%	0%	0%	71.4%	0%
1.

Non-GAAP PBT targets and achievements are calculated after non-controlling interest. Q115 Non-GAAP PBT% achieved is based on Cypress pre-merger results. All other performance periods were based on Cypress’s achievements post-merger with Spansion. The annual numbers include the stub-period.

Performance-Based Equity Compensation

Multi-Year Performance Accelerated Restricted Stock Program (PARS)

In early 2015, the Committee set the performance goals under which participants were eligible to earn their PARS shares. There are four components to the grants under the 2015 multi-year PARS program granted in fiscal year 2015: (i) TSR Milestone, (ii) Synergy Milestone, (iii) EPS Milestone, and (iv) Service Based Milestone, as described in the following table:

PARS Participant	Service Based	TSR Milestone	Synergy Milestone	EPS Milestone	Total Grant
T.J. Rodgers	180,000	108,000	192,000	84,000	564,000
Thad Trent	90,000	54,000	96,000	42,000	282,000
Hassane El-Khoury	90,000	54,000	96,000	42,000	282,000
J. Daniel McCranie	160,000	—	—	—	160,000
Dana C. Nazarian	90,000	54,000	96,000	42,000	282,000

Cypress Semiconductor Corporation - 2016 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Each of the four components of the grants under the multi-year PARS program granted in fiscal year 2015 vests over a one, two or three year period, as illustrated by the table below (totals are rounded):

Milestone	% of Total Grant for Fiscal Year 2015	% of Total Grant for Fiscal Year 2016	% of Total Grant for Fiscal Year 2017	Total
TSR	6.4%	6.4%	6.4%	19.2%
Synergy	19.1%	10.6%	4.3%	34.0%
EPS	6.4%	6.4%	2.1%	14.9%
Service-Based	10.6%	10.6%	10.6%	31.9%
Total	42.6%	34.0%	23.4%	100.0%

The milestones for each grant component and the actual percent achieved in fiscal year 2015 were as follows:

(1) TSR Milestones

TSR will be measured relative to Cypress’s compensation peer group for each of fiscal years 2015, 2016 and 2017. As we are in the process of transitioning to a longer performance measurement period, a series of one, two and three year periods will be used to phase-in the awards.

In each performance period, Cypress’s TSR must be above the 25th percentile of the peer group before any NEO will earn any PSUs. If Cypress’s TSR is at the 65th percentile of the peer group, our NEOs will have the potential to earn the target number of PSUs. If Cypress’s TSR is at the 90th percentile or higher, our NEOs will have the potential to earn the maximum number of PSUs which is 200% of target. The number of PSUs earned will be linearly interpolated between the indicated performance levels. Importantly, if Cypress’s TSR is negative, the number of PSUs earned (if any) will be reduced by 50%.

2015 Performance Results: 6.4% of the PARS granted in fiscal year 2015 were contingent on the Company’s one year TSR performance period (from December 26, 2014 through January 3, 2016). Cypress’s TSR was below the 25th percentile of the peer group and as a result, none of these shares were earned.

(2) Synergy Milestones

Company-specific synergy (cost savings related to the Spansion merger) performance goals have been defined for each of fiscal years 2015, 2016 and 2017. Synergy achievement will be reported with Cypress’s financial results for the respective periods. Similar to the TSR milestones, Cypress must achieve a threshold level of synergy performance before any NEO will earn any PSUs. If synergy goals are achieved at target levels, our NEOs will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for synergy performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the synergy performance goals is 200% of target. For fiscal years 2015, 2016 and 2017, the performance goals were based on the annualized cost savings as of the end of the fourth quarter of each year given the incremental quarterly improvement anticipated to achieve our overall synergy goals. As announced at the time of the merger, the company’s objective was to achieve $135 million in cost savings within three years.

2015 Performance Results: 19.1% of the PARS granted in fiscal year 2015 were contingent on the Company’s achievement of the Synergy Milestone. For fiscal year 2015, the minimum Synergy goal, below which no awards could be earned, was annualized fourth quarter synergy savings of $21.6 million, the target Synergy goal was annualized fourth quarter savings of $27.0 million, and the maximum Synergy goal, where awards would be earned at 200% of target awards, was $54.0 million. The Company generated annualized synergy savings of $137.7 million for the fourth quarter of fiscal year 2015, resulting in achievement of the three year goal outlined at the time of the merger in year one, a remarkable achievement which sets the Company on a strong foundation to deliver the long-term rewards of its merger with Spansion. Therefore, the maximum number of shares were earned for this portion of the award. However, we were disappointed that this strong performance did not translate into stock price gains and have agreed to limit future total performance awards in future years to target levels in the event the Company’s TSR is negative.

(3) EPS Milestones

Company-specific EPS performance goals have been defined for each of fiscal years 2015, 2016 and 2017. Similar to the TSR and Synergy Milestones, Cypress must achieve a threshold level of non-GAAP EPS performance before any NEO will earn any PSUs.

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COMPENSATION DISCUSSION AND ANALYSIS

If non-GAAP EPS goals are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for non-GAAP EPS performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the non-GAAP EPS performance goals is 200% of target. Due to the expected impact of the Synergy Milestones on our non-GAAP EPS and the uncertainty with the speed with which those savings could be achieved, the performance goals for fiscal years 2015 and 2016 are based on annualized fourth quarter non-GAAP EPS. Fiscal year 2017 non-GAAP EPS goals are based on the full twelve month period.

2015 Performance Results: 6.4% of the PARS granted in fiscal year 2015 were contingent on the Company’s achievement of non-GAAP EPS goals during fiscal year 2015. For fiscal year 2015, the Company achieved 91% of the minimum required non-GAAP EPS, and as a result, none of the EPS Milestone shares were earned.

(4) Service-Based Milestones

Service-based RSUs vest over a one, two and three year period if the NEO remains an employee in good standing of Cypress and is in a similar role, same or higher pay grade and same or increased scope of responsibilities as the recipient’s role on the grant date.

Cypress 2016 Compensation Actions

On February 18, 2016, the Committee approved the 2016 Cypress Incentive Plan (“CIP”). The CIP is designed to tie executive compensation to the Company’s achievement of certain financial and strategic objectives and the NEOs achievement of individual performance goals and will replace the PBP and KEBP. The CIP provides for a cash bonus calculated as a percentage of the NEOs base salary. For fiscal year 2016, the incentive award opportunity remained the same as the last five years at 175% of base salary for our CEO and at 80% of base salary for all of our other NEOs, although the revised plan allows for an upside potential of 125% of these opportunities.

Individual payments under the CIP are calculated using the following formula:

Base Salary	X	Incentive Target	X	Funding %	X	Individual Goal Achievement %

The Funding % is calculated based on the achievement of certain financial targets and operational and strategic corporate objectives. Plan objectives and results align with the Company’s forecast and results plus publicly reported quarterly/annual results unless specifically approved otherwise by the Committee. For fiscal year 2016, the payment of performance-based cash incentives is based on achievement, on a quarterly and annual basis, of the following financial and strategic objectives with the following weighting:

Revenue	EPS	Corporate Operational/Strategic Objectives
35%	35%	30%

The individual goal component is based on the achievement of individual performance goals. For all NEOs, achievement of each goal is measured on a scale of 0% achievement to 125% achievement. Individual goal achievement % is capped at 125%.

Cypress Semiconductor Corporation - 2016 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows compensation information for fiscal years 2015, 2014 and 2013 for our named executive officers:

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total Compensation ($)
T.J. Rodgers	2015	600,000	—	8,282,760	—	35,993	8,382	8,927,135
President, Chief Executive Officer	2014	599,997	—	1,327,806	—	154,985	48,455	2,131,243
and Director	2013	600,000	—	2,313,504	—	74,702	8,060	2,996,266
Thad Trent	2015	350,000	—	4,570,040	—	8,865	30,155	4,959,060
Executive Vice President, Finance &	2014	268,593	—	330,844	—	33,500	24,495	657,432
Administration and Chief Financial Officer	2013	—	—	—	—	—	—	—
Hassane El-Khoury	2015	270,650	1,500	4,141,380	—	7,919	10,327	4,431,776
Executive Vice President,	2014	—	—	—	—	—	—	—
Programmable Systems Division and Software	2013	—	—	—	—	—	—	—
J. Daniel McCranie	2015	192,329	—	2,425,600	—	3,965	7,834	2,629,728
Executive Vice President,	2014	546,923	—	2,069,798	—	27,122	14,633	2,658,476
Sales and Applications[6]	2013	—	—	—	—	—	—	—
Dana C. Nazarian	2015	279,965	—	4,141,380	—	7,499	27,478	4,456,322
Executive Vice President,	2014	278,891	—	717,731	—	35,840	30,056	1,062,518
Memory Products Division	2013	279,965	—	1,675,296	—	9,642	13,874	1,978,777
1.	Represents salary earned in fiscal years 2015, 2014 and 2013.
2.

Mr. El-Khoury received a $1,500 patent bonus in fiscal year 2015. No NEOs received any discretionary cash incentives in fiscal year 2015 given that it is generally against Cypress’s pay-for-performance philosophy to award such incentives to its NEOs.

3.

Amounts shown for fiscal years 2015, 2014 and 2013 do not reflect compensation actually received by the named executive officer. The amounts shown for fiscal year 2015 represent the performance stock units and restricted stock units granted in fiscal year 2015, computed in accordance with FASB ASC Topic 718 (excludes the impact of estimated forfeitures related to service-based vesting conditions). For information on the assumptions used to calculate the value of the awards, refer to Note 8 to our consolidated financial statements on Form 10-K for the fiscal year ending January 3, 2016. 57% of the shares granted in fiscal year 2015 could not be earned in fiscal year 2015. The vesting schedule for the fiscal year 2015 grant is 43% vesting in fiscal year 2015, 34% vesting in fiscal year 2016 and 23% vesting in fiscal year 2017 – all vesting subject to meeting a combination of performance-based and time-based milestones. Following are additional details regarding the fiscal year 2015 grants:

Name	Value of Shares Delivered in Fiscal Year 2016 on Date of Delivery(1)	Shares Earnable in Fiscal Year 2016	Shares Earnable in Fiscal Year 2017
T.J. Rodgers	$2,089,080	192,000	132,000
Thad Trent	$1,044,540	96,000	66,000
Hassane El-Khoury	$1,044,540	96,000	66,000
J. Daniel McCranie	0	0	0
Dana C. Nazarian	$1,044,540	96,000	66,000

(1) Numbers exclude shares delivered from the fiscal year 2014 grant.

For fiscal year 2014, the amounts shown represent the number of shares delivered, valued at the price determined at the time of grant. Prior to the delivery of the shares for fiscal year 2014, we had assumed that 100% of the Tier 1 and Tier 2 PARS grants would be achieved, with a TSR factor of 1. Based on our initial assumptions for fiscal year 2014, the amounts reportable would have been as follows: Mr. Rodgers, $3,718,500; Mr. Trent, $589,300; Mr. McCranie, $3,039,000; and Mr. Nazarian, $2,010,000. Mr. El-Khoury was not a NEO in fiscal year 2014. For fiscal year 2013, the amounts shown represent the number of shares delivered after the application of negative discretion, valued at the price determined at the time of grant; prior to negative discretion being applied we had initially assumed that 100% of the Tier 1 Grant would be achieved, 75% of the Tier 2 Grant would be achieved and zero percent of the Tier 3 Grant would be achieved. Without the application of negative discretion in fiscal year 2013, the amounts reportable for each of our named executive officers would be as follows: Mr. Rodgers, $5,580,180 and Mr. Nazarian, $2,693,880. Messrs. Trent, El-Khoury and McCranie were not NEOs in fiscal year 2013.

4.	Includes bonus amounts earned under the KEBP and PBP for services rendered in the respective fiscal years.

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COMPENSATION DISCUSSION AND ANALYSIS

5.

The amounts reported in this column include payments by Cypress of term life insurance premiums for the NEOs. Cypress is not the beneficiary of the life insurance policies. NEOs participate in the same life insurance program as all other Cypress employees, which pays out at one times the employee’s annual base pay. Amounts shown also reflect paid time off cashed out and pay in lieu of holidays by Mr. Rodgers for fiscal year 2014 of $40,073; pay in lieu of holidays and paid time off cashed out by Mr. Trent for fiscal year 2015 of $29,667 and paid time off cashed out by Mr. Trent for fiscal year 2014 of $23,351; pay in lieu of holidays and paid time off cashed out by Mr. El-Khoury for fiscal year 2015 of $10,089; paid time off cashed out by Mr. Nazarian for fiscal years 2015, 2014 and 2013 of $27,064, $28,141 and $13,460, respectively; and paid time off cashed out by Mr. McCranie for fiscal years 2015 and 2014 of $4,706 and $3,128, respectively.

6.	Mr. McCranie’s annual salary was $600,000 and is pro-rated for the time employed by Cypress during fiscal years 2014 and 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended January 3, 2016

The following table shows all plan-based awards granted to the NEOs during fiscal year 2015:

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Value of
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Stock and
		Plan Awards[1]			Plan Awards[2]			Stock or	Underlying	Option	Option
Name and Principal Position	Grant Date	Threshold ($)	Target ($)[3]	Maximum ($)	Threshold (#)	Target (#)[4]	Maximum (#)[5]	Units (#)	Options (#)	Awards ($/SH)	Awards ($)[6]
T.J. Rodgers	3/3/2015	—	—	—	—	384,000	768,000	—	—	—	5,821,440
President, Chief	3/3/2015	—	—	—	—	—	—	180,000	—	—	2,728,800
Executive Officer	—	—	61,200	1,050,000	—	—	—	—	—	—	—
and Director	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
Thad Trent	3/3/2015	—	—	—	—	128,000	256,000	—	—	—	1,940,480
Executive Vice	3/3/2015	—	—	—	—	—	—	60,000	—	—	909,600
President, Finance &	5/7/2015	—	—	—	—	64,000	128,000	—	—	—	812,160
Administration and	5/7/2015	—	—	—	—	—	—	30,000	—	—	380,700
Chief Financial Officer	—	—	12,232	257,506	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
Hassane El-Khoury	3/3/2015	—	—	—	—	192,000	384,000	—	—	—	2,910,720
Executive Vice	3/3/2015	—	—	—	—	—	—	90,000	—	—	1,364,400
President,	—	—	10,285	216,520	—	—	—	—	—	—	—
Programmable	—	—	—	—	—	—	—	—	—	—	—
Systems Division	—	—	—	—	—	—	—	—	—	—	—
and Software	—	—	—	—	—	—	—	—	—	—	—
J. Daniel McCranie	3/3/2015	—	—	—	—	—	—	160,000	—	—	2,425,600
Executive Vice	—	—	7,498	157,843	—	—	—	—	—	—	—
President, Sales	—	—	—	—	—	—	—	—	—	—	—
and Applications	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
Dana C. Nazarian	3/3/2015	—	—	—	—	192,000	384,000	—	—	—	2,910,720
Executive Vice	3/3/2015	—	—	—	—	—	—	90,000	—	—	1,364,400
President, Memory	—	—	10,639	223,972	—	—	—	—	—	—	—
Products Division	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
1.

Represents potential performance compensation that could be earned under the KEBP and PBP programs in fiscal year 2015. The columns show the amounts that could be earned at the threshold, target and maximum levels of performance.

2.

Represents the PSUs granted under our PARS program, at 100% of the TSR Milestone, Synergy Milestone, and EPS Milestone in fiscal year 2015. The columns show the stock that could be earned at the threshold, target and maximum levels of performance. Please see the “Option Exercises and Stock Vesting” table for the actual amounts earned by our NEOs in fiscal year 2015 under the PARS program.

3.

Represents 10.2% of base salary for the CEO and 3.8% of base salary for all other NEOs, which was the expected achievement at the beginning of the fiscal year; Mr. McCranie’s possible payout figures have been pro-rated based on the time he actually served as a NEO. Mr. Trent’s possible payout figures take into account his 2015 mid-year base salary change. For fiscal year 2015, the actual amounts earned were as follows: Mr. Rodgers, $35,993; Mr. Trent, $8,865; Mr. El-Khoury, $7,919; Mr. McCranie: $3,965; and Mr. Nazarian, $7,499.

4.	53% of the shares granted in fiscal year 2015 could not be earned in fiscal year 2015.
5.	The following number of shares were delivered in fiscal year 2015: Mr. Rodgers, 216,000; Mr. Trent, 108,000; Mr. El-Khoury: 108,000; and Mr. Nazarian: 108,000.
6.	Represents the target number of shares multiplied at the grant date fair value under FASB ASC Topic 718.

50	Cypress Semiconductor Corporation - 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Fiscal Year Ended January 3, 2016

	Option Awards[1]					Stock Awards[1]
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised/ Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested[3] ($)
T.J. Rodgers	1,251,093	—	—	3.53	6/30/2016	180,000	1,765,800	384,000	3,767,040
President, Chief Executive	—	—	—	—	—	18,500	181,485	74,000	725,940
Officer and Director	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—
Thad Trent	10,334	9,668	—	11.55	5/30/2021	30,000	294,300	64,000	627,840
Executive Vice President,	9,867	6,134	—	11.27	12/18/2020	60,000	588,600	128,000	1,255,680
Finance & Administration	17,000	—	—	6.17	3/19/2019	2,000	19,620	8,000	78,480
and Chief Financial Officer	15,450	—	—	3.99	10/27/2016	20,000	196,200	—	—
	—	—	—	—	—	4,000	39,240	—	—
	—	—	—	—	—	2,134	20,935	—	—
		—	—			1,734	17,011
Hassane El-Khoury	4,450	—	—	10.47	8/10/2017	90,000	882,900	192,000	1,883,520
Executive Vice	4,300	—	—	6.17	3/19/2019	10,000	98,100	40,000	392,400
Programmable Systems	1,339	—	—	2.72	11/20/2018	1,614	15,833	—	—
Division and Software	2,472	—	—	5.55	7/8/2018	467	4,581	—	—
	927	—	—	6.70	8/8/2017	—	—	—	—
J. Daniel McCranie	—	—	—	—	—	—	—	—	—
Executive Vice	—	—	—	—	—	—	—	—	—
President, Sales	—	—	—	—	—	—	—	—	—
and Applications	—	—	—	—	—	—	—	—	—
Dana C. Nazarian	27,383	—	—	4.91	3/8/2018	90,000	882,900	192,000	1,883,520
Executive Vice	3,794	—	—	3.99	10/27/2016	10,000	98,100	40,000	392,400
President, Memory	—	—	—	—	—	—	—	—	—
Products Division	—	—	—	—	—	—	—	—	—

1.

The grants reported above in the “Option Awards” and “Stock Awards” columns were awarded under the 2013 Stock Plan. Grants made prior to September 29, 2008 reflect adjustments made, pursuant to the tax free spin-off of SunPower Corporation in which existing awards were multiplied by the SunPower spin-off ratio of 4.12022 to reflect the change in market value of Cypress’s common stock following the distribution to the Cypress stockholders of SunPower Corporation class B common stock.

2.	32% of the 2015 PARS grants and 20% of the 2014 PARS grants were service-based grants.
3.	The amounts are based on the outstanding grants as of the end of fiscal year 2015 and a fiscal year ending value of $9.81 per share.

Cypress Semiconductor Corporation - 2016 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

OPTION EXERCISES AND STOCK VESTING

Fiscal Year Ended January 3, 2016

The following table provides information on stock option exercises and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the NEOs during fiscal year 2015:

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired Upon Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired Upon Vesting (#)	Value Realized Upon Vesting[1] ($)
T.J. Rodgers	—	—	132,120	1,870,819
Thad Trent	—	—	28,682	382,989
Hassane El-Khoury	—	—	76,465	1,074,485
J. Daniel McCranie	—	—	213,562	2,827,238
Dana C. Nazarian	—	—	71,416	1,011,251
1.	The actual amount released to the NEOs represents the total shares multiplied by the market value on the date released. All shares and dollar values are before required tax payments.

52	Cypress Semiconductor Corporation - 2016 Proxy Statement

EXECUTIVE COMPENSATION TABLES

NON-QUALIFIED DEFERRED COMPENSATION

Fiscal Year Ended January 3, 20161

The following table provides information on non-qualified deferred compensation for the NEOs during fiscal year 2015:

Named Executive Officer	Executive Contribution in the Last Fiscal Year[2] ($)	Cypress Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
T.J. Rodgers	573,138	—	(200,974)	—	11,733,825
Thad Trent	71,083	—	(8,040)	—	364,384
Hassane El-Khoury	—	—	—	—	—
J. Daniel McCranie	—	—	—	—	—
Dana C. Nazarian	—	—	(1,586)	—	351,292
1.

Cypress’s deferred compensation plan provides certain key employees, including executive management, with the ability to defer the receipt of compensation in order to accumulate funds for retirement on a tax-deferred basis. Each participant in Cypress’s deferred compensation plans may elect to defer a percentage of their compensation (annual base salary, cash bonuses and any cash sales commissions) and invest such deferral in any investment that is available on the open market. Cypress does not make contributions to the deferred compensation plan and does not guarantee returns on the investments. Participant deferrals and investment gains and losses remain as Cypress liabilities and the underlying assets are subject to claims of general creditors. Withdrawals and other distributions are subject to the requirements of U.S. Internal Revenue Code Section 409A.

2.	100% of executive contributions to the non-qualified deferred compensation plan are reported in the Summary Compensation Table.
3.	None of the aggregate earnings in the non-qualified deferred compensation plan are reported in the Summary Compensation Table.

Cypress Semiconductor Corporation - 2016 Proxy Statement	53

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes, including the integrity of the Company’s financial statements as well as the annual and quarterly audits of such financial statements;
•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;
•	Cypress’s compliance with legal and regulatory requirements;
•	the Company’s independent registered public accounting firm’s appointment, qualifications and independence, as well as such firm’s fees and scope of services; and
•	the performance of Cypress’s internal audit function.

The Audit Committee also provides the Board with such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

The charter of the Audit Committee is posted on our website at http://investors.cypress.com/corporate-governance.cfm.

Cypress’s management has primary responsibility for preparing Cypress’s financial statements, establishing the Company’s financial reporting process and internal financial controls. Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on the effectiveness of Cypress’s internal control over financial reporting. The Audit Committee reviews the Company’s financial disclosures and holds regular executive sessions outside the presence of management with our independent registered public accounting firm. The Committee also meets privately, as needed, with our chief financial officer, our legal counsel and our internal auditors to discuss our internal accounting control policies and procedures as well as any other issues raised by the Committee. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended January 3, 2016, with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of any significant judgment exercised, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of January 3, 2016. The Audit Committee reports on these meetings to our full Board of Directors.

The Audit Committee hereby reports as follows:

(1)The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements in Cypress’s Annual Report on Form 10-K for fiscal year ended January 3, 2016.

(2)The Audit Committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

(3)The Audit Committee has received the written disclosures and the letter from the independent auditors for Cypress as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the auditors their independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to the Board of Directors and the Board approved that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2016 for filing with the SEC. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent registered public accounting firm for fiscal year 2016.

54	Cypress Semiconductor Corporation - 2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Each member of the Audit Committee that served during fiscal year 2015 was independent as defined under the NASDAQ listing standards during the period in which they served.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman

Eric A. Benhamou

Michael S. Wishart

Cypress Semiconductor Corporation - 2016 Proxy Statement	55

OTHER REQUIRED DISCLOSURES

OTHER REQUIRED DISCLOSURES

Compensation Committee Interlocks and Insider Participation

Prior to the merger with Spansion, Inc. (“Spansion”), the members of the Compensation Committee during fiscal year 2015 were Eric A. Benhamou (chairman), James R. Long and Robert Y. L. Mao. Subsequent to the merger with Spansion, the members of the compensation committee were Eric A. Benhamou (chairman), H. Raymond Bingham, Wilbert van den Hoek and Michael S. Wishart. None of the directors who served on the Compensation Committee during fiscal year 2015 has at any time been an officer or employee of Cypress.

None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of SEC Regulation S-K.

Policies and Procedures with Respect to Related Person Transactions

Our written Code of Business Conduct and Ethics prohibits our executive officers, directors and employees, or any of such persons’ immediate family members or affiliates, from entering into any transaction or relationship that might present a conflict of interest to the Company or such individual. Any potential conflict of interest must be reported to the Company’s chief financial officer or the legal department for review and, if necessary, escalation to the Audit Committee for further review. Our Audit Committee considers the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence.

Certain Relationships and Related Transactions

In fiscal year 2015, we sold approximately three million dollars in products to Flextronics International (“Flextronics”). Mr. Bingham, our Chairman of the Board, sits on the Board of Directors of Flextronics. Mr. Bingham was in no way directly involved in the negotiation of any agreements with Flextronics and did not have any role in determining the price or terms to Flextronics.

Other than as described above and the compensation arrangements for our officers discussed in the “Compensation Discussion and Analysis (CD&A)” section in this Proxy Statement and for our directors discussed in the “Director Compensation” section in this Proxy Statement, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and
•	in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all of the forms they filed to comply with Section 16(a) requirements. Based solely on our review of these reports and written representations from our directors and NEOs, we believe that during fiscal year 2015, each of the Company’s directors, executive officers and five percent or greater security-holders complied with all applicable Section 16(a) filing requirements, except that the Company inadvertently omitted filing a Form 4 to report a May 7, 2015 equity grant to Mr. Trent of 30,000 restricted stock units. A Form 4 was filed on July 31, 2015 to report said equity grant.

In making these statements, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms, provided to us and the written representations of our directors, executive officers, and 10% stockholders.

56	Cypress Semiconductor Corporation - 2016 Proxy Statement

OTHER MATTERS

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return your proxy card in the envelope provided or to vote by telephone or online at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Pamela L. Tondreau
Corporate Secretary

Dated:    March 24, 2016

Cypress Semiconductor Corporation - 2016 Proxy Statement	57

CYPRESS
Embedded in Tomorrow™

CYPRESS SEMICONDUCTOR CORPORATION
198 CHAMPION COURT
SAN JOSE, CA 95134

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01 T.J. RODGERS	02 W. STEVE ALBRECHT	03 ERIC A. BENHAMOU	04 H. RAYMOND BINGHAM	05 JOHN H. KISPERT
06 O.C. KWON	07 WILBERT VAN DEN HOEK	08 MICHAEL S. WISHART		

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The proposals to be voted on may also include such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000277770_1

CYPRESSSEMICONDUCTORCORPORATION198CHAMPIONCOURTSANJOSE,CA95134   TO  VOTE,  MARK  BLOCKS  BELOW  IN  BLUE  OR  BLACK  INK  AS  FOLLOWS:    VOTE  BY  INTERNET -www.proxyvote.com    Use  the  Internet  to  transmit  your  voting  instructions  and  for  electronic  delivery  of  information  up  until  11:59  P.M.  Eastern  Time  the  day  before  the  meeting  date.  Have  your  proxy  card  in  hand  when  you  access  the  web  site  and  follow  the  instructions  to  obtain  your  records  and  to  create  an  electronic  voting  instruction  form.    ELECTRONIC  DELIVERY  OF  FUTURE  PROXY  MATERIALS    If  you  would  like  to  reduce  the  costs  incurred  by  our  company  in  mailing  proxy  materials,  you  can  consent  to  receiving  all  future  proxy  statements,  proxy  cards  and  annual  reports  electronically  via  e-mail  or  the  Internet.  To  sign  up  for  electronic  delivery,  please  follow  the  instructions  above  to  vote  using  the  Internet  and,  when  prompted,  indicate  that  you  agree  to  receive  or  access  proxy  materials  electronically  in  future  years.    VOTE  BY  PHONE -1-800-690-6903    Use  any  touch-tone  telephone  to  transmit  your  voting  instructions  up  until  11:59    P.M.  Eastern  Time  the  day  before  the  meeting  date.  Have  your  proxy  card  in  hand  when  you  call  and  then  follow  the  instructions.  VOTE  BY  MAIL    Mark,  sign  and  date  your  proxy  card  and  return  it  in  the  postage-paid  envelope  we  have  provided  or  return  it  to  Vote  Processing,  c/o  Broadridge,  51  Mercedes  Way,  Edgewood,  NY  11717.    KEEP  THIS  PORTION  FOR  YOUR  RECORDS  DETACH  AND  RETURN  THIS  PORTION  ONLY    THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND  DATED.    0000277770_1  TheBoardofDirectorsrecommendsyouvoteFORthefollowing: ForWithholdForAllAllAllExceptTowithholdauthoritytovoteforanyindividualnominee(s),mark“ForAllExcept”andwritethenumber(s)ofthenominee(s)onthelinebelow. 1.ElectionofDirectorsNominees ...... 01T.J.RODGERS02W.STEVEALBRECHT03ERICA.BENHAMOU04H.RAYMONDBINGHAM05JOHNH.KISPERT06O.C.KWON07WILBERTVANDENHOEK08MICHAELS.WISHARTTheBoardofDirectorsrecommendsyouvoteFORproposals2and3.ForAgainstAbstain2TheratificationoftheappointmentofPricewaterhouseCoopersLLPasourindependentregisteredpublicaccountingfirmforfiscalyear2016.3Annualadvisoryvotetoapprovethecompensationofournamedexecutiveofficers. NOTE:TheproposalstobevotedonmayalsoincludesuchotherbusinessasmayproperlycomebeforetheAnnualMeeting,oranyadjournmentorpostponementthereof. Pleasesignexactlyasyourname(s)appear(s)hereon.Whensigningasattorney,executor, administrator,orotherfiduciary,pleasegivefulltitleassuch.Jointownersshouldeachsignpersonally.Allholdersmustsign.Ifacorporationorpartnership,pleasesigninfullcorporateorpartnershipnamebyauthorizedofficer. ............ Signature[PLEASESIGNWITHINBOX]DateSignature(JointOwners)Date

CYPRESS SEMICONDUCTOR CORPORATION PROXY FOR 2016
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 24, 2016, and hereby appoints T. J. Rodgers and Pamela Tondreau, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2016 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on May 6, 2016, at 10:00 a.m., Pacific Daylight Time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, AND FOR PROPOSALS 2 AND 3, AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side

0000277770_2

Important  Notice  Regarding  the  Availability  of  Proxy  Materials  for  the  Annual  Meeting:  The  Proxy  Statement  /  Annual  Report  Combined  Document,  Shareholder  Letter  is/are  available  at  www.proxyvote.com  .    0000277770_2  CYPRESSSEMICONDUCTORCORPORATIONPROXYFOR2016ANNUALMEETINGOFSTOCKHOLDERSTHISPROXYISSOLICITEDONBEHALFOFTHEBOARDOFDIRECTORSTheundersignedstockholderofCYPRESSSEMICONDUCTORCORPORATION,aDelawarecorporation,herebyacknowledgesreceiptoftheNoticeofAnnualMeetingofStockholdersandProxyStatement,eachdatedMarch24,2016,andherebyappointsT.J.RodgersandPamelaTondreau,andeachofthem,asproxiesandattorneys-in-factwithfullpowertoeachofsubstitution,onbehalfandinthenameoftheundersigned,torepresent,voteandactonbehalfoftheundersignedatthe2016AnnualMeetingofStockholdersofCYPRESSSEMICONDUCTORCORPORATIONtobeheldonMay6,2016,at10:00a.m.,PacificDaylightTime,atitsofficeslocatedat198ChampionCourt,SanJose,California95134andatanyadjournmentorpostponementthereof,andtovoteallsharesofCommonStockwhichtheundersignedwouldbeentitledtovote,ifthenandtherepersonallypresent,onallmatterscomingbeforethemeeting. Amajorityofsuchattorneys-in-factorsubstitutesasshallbepresentandshallactatsaidmeetingoranyadjournmentorpostponementthereof(orifonlyoneshallrepresentandact,thenthatone)shallhaveandmayexerciseallthepowersofsaidattorneys-in-facthereunder. THISPROXY,WHENPROPERLYEXECUTED,WILLBEVOTEDASDIRECTEDHEREIN,ORIFNOCONTRARYDIRECTIONISINDICATED,WILLBEVOTEDFORTHEELECTIONOFTHEDIRECTORNOMINEESIDENTIFIEDHEREIN,ANDFORPROPOSALS2AND3,ANDASTHEDESIGNATEDATTORNEYS- IN-FACTDEEMADVISABLE,ONSUCHOTHERMATTERSASMAYPROPERLYCOMEBEFORETHEANNUALMEETING. Continuedandtobesignedonreverseside